UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Peapack-Gladstone Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

500 HILLS DRIVE

BEDMINSTER, NEW JERSEY 07921

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 30, 2024

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation (the “Company”) will be held online on Tuesday, April 30, 2024 at 10:00 a.m., Eastern time. The Annual Meeting will be held in a virtual format only. You will not be able to attend the Annual Meeting physically. At the meeting, shareholders will be asked to consider and vote:

1.
To elect fourteen directors to serve for a one-year term and until their successors shall have been duly elected and qualified.
2.
To approve, on a non-binding basis, the compensation of the Company’s named executive officers.
3.
To approve the Peapack-Gladstone Financial Corporation 2024 Employee Stock Purchase Plan to replace the expiring Peapack-Gladstone Financial Corporation 2014 Employee Stock Purchase Plan.
4.
To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.
5.
Such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 6, 2024 are entitled to receive notice of, and to vote at, the meeting.

You are urged to carefully read the attached proxy statement relating to the meeting.

Whether or not you expect to attend the virtual meeting, we urge you to exercise your right to vote as promptly as possible.

By Order of the Board of Directors

Kenneth Geiger

Corporate Secretary

Bedminster, New Jersey

March 19, 2024

YOUR VOTE IS IMPORTANT.

PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED

OR VOTE BY TELEPHONE OR VIA THE INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON APRIL 30, 2024

This Proxy Statement and our Annual Report on Form 10-K are available at

www.edocumentview.com/PGC

Peapack-Gladstone Financial Corporation

Proxy Statement

Table of Contents

Attending the Meeting	1

Voting Information	1

Corporate Governance	4

Director Compensation	10

Beneficial Ownership of Common Stock	11

Proposal 1 – Election of Directors	13

Proposal 2 – Advisory Vote on Compensation of Named Executive Officers.	16

Proposal 3 – Approval of the Peapack-Gladstone Financial Corporation 2024 Employee Stock Purchase Plan to Replace the Expiring Peapack-Gladstone Financial Corporation 2014 Employee Stock Purchase Plan.	17

Proposal 4 – Ratification of the Appointment of the Independent Registered Public Accounting Firm.	20

Compensation Discussion and Analysis	22

Compensation Committee Report	35

Executive Compensation	36

Delinquent Section 16(a) Reports	45

Transactions with Related Persons	46

Shareholder Proposals	46

Other Matters	46

Appendix - Peapack-Gladstone Financial Corporation 2024 Employee Stock Purchase Plan	A-1

PEAPACK-GLADSTONE FINANCIAL CORPORATION

500 HILLS DRIVE

BEDMINSTER, NEW JERSEY 07921

PROXY STATEMENT

This proxy statement is furnished to the shareholders of Peapack-Gladstone Financial Corporation (“Peapack-Gladstone” or the “Company”) in connection with the solicitation by the Board of Directors of Peapack-Gladstone of proxies for use at the Annual Meeting of Shareholders to be held virtually on Tuesday, April 30, 2024 at 10:00 a.m., Eastern time.

The Annual Meeting will be held in a virtual format only. You will not be able to attend the Annual Meeting physically.

This proxy statement is first being made available to shareholders on approximately March 19, 2024.

ATTENDING THE MEETING

The annual meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held. You are entitled to participate in the annual meeting only if , as of the close of business on March 6, 2024, you were a shareholder of record of the Company (a “Registered Holder”) or if you are a beneficial holder and hold your shares through an intermediary, such as a bank or broker (a “Beneficial Holder”) and hold a valid legal proxy for the Annual Meeting.

As a Registered Holder, you will be able to attend the Annual Meeting online, submit your questions online and vote by visiting https://meetnow.global/MWMQYYS and following the instructions on your Notice proxy card voting instruction form.

If you are a Beneficial Holder and want to attend the Annual Meeting online with the ability to submit your questions online and/or vote, you must submit proof of your proxy power from your broker or bank reflecting your Peapack-Gladstone Financial Corporation stock holdings (“Legal Proxy”) along with your name and e-mail address to Computershare.

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 25, 2024. You will receive confirmation of your registration by e-mail after we receive your registration materials.

Requests for registration should be directed to us at the following:

By e-mail: Forward the e-mail from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com.

By mail:	Computershare Peapack-Gladstone Financial Corporation Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

VOTING INFORMATION

Outstanding Securities and Voting Rights

The record date for determining shareholders entitled to notice of, and to vote at, the meeting is March 6, 2024. Only shareholders of record as of the record date will be entitled to notice of, and to vote at, the meeting.

On the record date, 17,652,341 shares of Peapack-Gladstone’s common stock, no par value, were outstanding and eligible to vote at the meeting. Each share of Peapack-Gladstone’s common stock is entitled to one vote.

Delivery of Proxy Materials

The 2024 notice of annual meeting of shareholders, this proxy statement, the Company’s 2023 annual report on Form 10-K and the proxy card or voting instruction form are referred to as our “proxy materials.” Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing our proxy materials to certain shareholders over the Internet. Most shareholders are receiving by mail a Notice of Internet Availability of Proxy Materials (an “E-Proxy Notice”), which provides general information about the annual meeting, the matters to be voted on at the annual meeting, the website where our proxy statement and annual report are available for review, downloading and printing, and instructions on how to submit proxy votes. The E-Proxy Notice also provides instructions on how to request a paper copy of the proxy materials and how to elect to receive either a paper copy or an electronic copy of the proxy materials for future meetings.

Shareholders that have previously elected to receive proxy materials via electronic delivery will receive an e-mail with the proxy statement, annual report and instructions on how to vote. Shareholders who previously elected to receive paper copies of the proxy materials will receive a physical copy of the proxy statement, annual report and instructions on how to vote.

Householding

When more than one holder of our common stock shares the same address, we may deliver only one E-Proxy Notice or set of proxy materials, as applicable, to that address unless we have received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of our common stock in “street name” for more than one beneficial owner with the same address may deliver only one E-Proxy Notice or set of proxy materials, as applicable, to that address if they have received consent from the beneficial owners of the stock.

We will deliver promptly upon written demand or oral request a separate copy of the E-Proxy Notice or set of proxy materials, as applicable, to any shareholder of record at a shared address to which a single copy of those documents was delivered. To receive additional copies, you may write to or call Kenneth Geiger, Corporate Secretary of Peapack-Gladstone, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey 07921 or (908) 443-5388. If your shares are held in “street name,” you should contact the broker or other intermediary who holds the shares on your behalf to request an additional copy of the E-Proxy Notice or proxy materials.

If you are a shareholder of record and are either receiving multiple E-Proxy Notices or multiple paper copies of the proxy materials and wish to request future delivery of a single copy or are receiving a single E-Proxy Notice or copy of the proxy materials and wish to request future delivery of multiple copies, please contact Kenneth Geiger, Corporate Secretary at the address or telephone number above. If your shares are held in “street name,” you should contact the broker or other intermediary who holds the shares on your behalf.

Required Vote

The presence, online or by proxy, of a majority of the shares entitled to vote is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes are counted to determine a quorum. A broker non-vote occurs when a broker holding shares for a beneficial holder does not vote on a particular proposal because the broker does not have discretionary power to vote with respect to that item and has not received voting instructions from the beneficial owner.

The election of directors requires the affirmative vote of a plurality of Peapack-Gladstone’s common stock voted at the meeting, whether voted online or by proxy. This means that the nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes will have no impact on the election of directors.

The approval (1) on a non-binding basis, of the compensation of the Company’s named executive officers, (2) of the Peapack-Gladstone Financial Corporation 2024 Employee Stock Purchase Plan to replace the Company's 2014 Employee Stock Purchase Plan and (3) of the ratification of the appointment of Crowe LLP each requires the affirmative vote of a majority of the votes cast at the meeting, whether voted online or by proxy. Abstentions and broker non-votes will have no impact on the approval of these proposals.

All shares represented by valid proxies received pursuant to this solicitation will be voted as follows, unless the shareholder specifies a different choice by means of the proxy or revokes the proxy prior to the time it is exercised:

•
Proposal 1 – "FOR" the election of the 14 nominees for director;
•
Proposal 2 – "FOR" the approval, on a non-binding basis, of the compensation of the Company’s named executive officers;

•
Proposal 3 – "FOR" the approval of the Peapack-Gladstone Financial Corporation 2024 Employee Stock Purchase Plan to replace the Company's 2014 Employee Stock Purchase Plan; and
•
Proposal 4 – "FOR" the ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

Should any other matter properly come before the meeting, the persons named as proxies will vote upon such matters in their discretion.

Voting

We are offering you four alternative ways to vote your shares:

Internet. If you wish to vote using the Internet, you can access the webpage at www.envisionreports.com/PGC and follow the on-screen instructions or scan the QR code on your E-Proxy Notice or proxy card with your smartphone. Have your proxy card available when you access the webpage.

Telephone. If you wish to vote by telephone, call, toll free, 1-800-652-VOTE(8683) and follow the instructions. Have your proxy card available when you call.

Mail. If you wish to vote by mail, please sign your name exactly as it appears on your proxy card, date and mail your proxy card in the envelope provided as soon as possible.

Online at the Meeting. The method by which you vote will not limit your right to vote online at the meeting if you decide to attend virtually. To be admitted to the Annual Meeting, you must go online to https://meetnow.global/MWMQYYS and enter the control number found on your proxy card. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Revocability of Proxy

Any shareholder giving a proxy has the right to attend the meeting virtually and to vote online at the meeting in person. A proxy may be revoked prior to the meeting by submitting a later-dated proxy or by submitting a written revocation to Kenneth Geiger, Corporate Secretary, Peapack-Gladstone, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey, 07921. A proxy may be revoked at the meeting by voting online at the meeting. Attendance at the meeting will not in itself constitute revocation of a proxy.

Participants in the Peapack-Gladstone Bank Employee Savings and Investment Plan (the "401(k) Plan")

If you hold shares of Company common stock in the 401(k) Plan, you will receive a vote authorization card that reflects all shares that you may direct the 401(k) Plan trustee to vote on your behalf under the 401(k) Plan. Under the terms of the 401(k) Plan, you may direct the 401(k) Plan trustee how to vote the shares allocated to your account. If the 401(k) Plan trustee does not receive your voting instructions, the 401(k) Plan trustee will be instructed to vote your shares in the same proportion as the voting instructions received from other 401(k) Plan participants.

The deadline for returning your vote authorization card is April 24, 2024.

Solicitation of Proxies

This proxy solicitation is being made by the Board of Peapack-Gladstone and the cost of the solicitation will be borne by Peapack-Gladstone. In addition to the use of the mails, proxies may be solicited personally or by telephone, e-mail or facsimile transmission by directors, officers and employees of Peapack-Gladstone and its subsidiaries or Laurel Hill Advisory Group LLC, a proxy solicitor firm. Directors, officers and employees will not be compensated for such solicitation activities. Peapack-Gladstone will pay $5,500 plus certain out of pocket costs to Laurel Hill Advisory Group LLC for its proxy solicitation services. Peapack-Gladstone will also make arrangements with brokers, dealers, nominees, custodians and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons, and Peapack-Gladstone will reimburse them for their reasonable expenses incurred in forwarding the materials.

CORPORATE GOVERNANCE

General and Corporate Governance Principles

The business and affairs of Peapack-Gladstone are managed under the direction of the Board of Directors. Members of the Board are kept informed of Peapack-Gladstone’s business through discussions with our President and Chief Executive Officer (the "CEO") and Peapack-Gladstone’s other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. All members of the Board also served as directors of Peapack-Gladstone’s subsidiary bank, Peapack-Gladstone Bank (the “Bank”), during 2023. The Board of Directors of Peapack-Gladstone and Peapack-Gladstone Bank each held 12 meetings during 2023. During 2023, each director of Peapack-Gladstone attended at least 75% of the total number of meetings of Peapack-Gladstone’s Board and committees on which such director served.

The Board has adopted Corporate Governance Principles, which are intended to provide guidelines for the governance of Peapack-Gladstone, including: the qualification and selection of the Board of Directors and its committees; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; director compensation; orientation and continuing education; and the evaluation of the performance of the CEO. The Corporate Governance Principles are available in the Government Documents portion of the Investor Relations section of Peapack-Gladstone’s website located at www.pgbank.com.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is comprised of 14 members, all of whom are independent directors under applicable NASDAQ Stock Market (“NASDAQ”) rules, except for Douglas L. Kennedy, our CEO. The Company maintains a Risk Committee, which, along with our Board of Directors, is responsible for overseeing the Company’s risk management. The Board receives and reviews a company-wide risk assessment annually. While the Risk Committee and the Board oversee the Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is appropriate for addressing the risks facing the Company. Our independent directors conduct separate executive sessions to discuss Company affairs on at least a semi-annual basis and more frequently as necessary. The Chair of the Board, who is independent, presides over these sessions. If in the future our Board Chair is not independent, our bylaws require the appointment of an independent lead director.

We believe that having a separate Chair and CEO, independent chairs and membership for each of our Audit, Compensation and Nominating Committees and holding executive sessions of independent directors provides the right form of leadership for the Company. Separating the Chair and CEO positions allows the CEO to better focus on his responsibilities of running the Company, enhancing shareholder value and better positioning the Company for future growth, while our experienced independent directors provide oversight of Company operations and provide different perspectives based on the directors’ experience, oversight and expertise.

Director Independence

The Board has determined that a majority of the directors and all current members of the Nominating, Compensation, and Audit Committees are “independent” in accordance with NASDAQ rules. The Board has determined that the members of the Audit Committee are also “independent” under the heightened standards of independence under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board’s conclusion follows a review by the Nominating Committee and management of the responses of the directors and executive officers to questions regarding employment history, transactions with the Bank, affiliations and family and other relationships.

To assist it in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with Peapack-Gladstone fall within these categories is independent absent any other relationship that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director:

•
A loan made by the Bank to a director, his or her immediate family member or an entity affiliated with a director or his or her immediate family member, or a loan personally guaranteed by such persons, if such loan (1) complies with state and federal regulations on insider loans, where applicable; (2) is not classified as substandard, doubtful or loss; and (3) is on customary and usual market terms and conditions.

•
A deposit, trust, insurance brokerage, securities brokerage or similar customer relationship between Peapack-Gladstone or its subsidiaries and a director, his or her immediate family member or an affiliate of his or her immediate family member if such relationship is on customary and usual market terms and conditions.
•
The employment by Peapack-Gladstone or its subsidiaries of any immediate family member of the director if the employee serves below the level of senior vice president.
•
Annual contributions by Peapack-Gladstone or its subsidiaries to any charity or non-profit corporation with which a director is affiliated if the contributions do not exceed $20,000 in any calendar year and the contribution is made in the name of Peapack-Gladstone.
•
Purchases of goods or services by Peapack-Gladstone or any of its subsidiaries from a business in which a director or his or her immediate family member is a partner, shareholder or officer, if the director or his or her immediate family member owns five percent or less of the equity interests of that business and does not serve as an executive officer of the business.
•
Purchases of goods or services by Peapack-Gladstone, or any of its subsidiaries, from a business in which the director or his or her immediate family member is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director, his or her immediate family member or such business in the last calendar year does not exceed the greater of $60,000 or two percent of the gross revenues of the business.
•
Fixed retirement benefits paid or payable to a director either currently or on retirement.

The following categories or types of transactions, relationships or arrangements were considered by the Board in determining that each listed director is independent in accordance with the NASDAQ rules.

Independent Director	Category or Type

Susan A. Cole	Wealth Management

Anthony J. Consi, II	Deposits

Richard Daingerfield	Loans, Deposits, Wealth Management

Edward A. Gramigna	Deposits, Wealth Management

Peter D. Horst	Deposits

F. Duffield Meyercord	Loans, Deposits, Wealth Management

Philip W. Smith	Loans, Deposits, Wealth Management, Employment of Immediate Family Member*

Beth Welsh	Loans, Deposits

* Mr. Smith’s sister in-law, Anne Smith was promoted to Senior Managing Director in 2017. Anne Smith is not an executive officer of the Company.

Board Diversity Matrix

The table below provides the composition of our board members. Under NASDAQ rules, each NASDAQ-listed company must have, or explain why it does not have, at least two members of its Board of Directors who are "Diverse," including (1) at least one Diverse director who self-identifies as Female; and (2) at least one Diverse director who self-identifies as an "Underrepresented Minority" or LGBTQ+. Diverse means an individual who self-identifies as female, an Underrepresented Minority, or LGBTQ+. Each of the categories listed in the below table has the meaning as it is used in NASDAQ Rule 5605(f).

	Board Diversity Matrix
	December 31, 2022		December 31, 2023
Total Number of Directors	13		14
	Female	Male	Female	Male
Gender Identity
Directors	3	10	3	11
Demographic Background
African American or Black	1	-	1	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latino	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	10	2	10
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	1
Did Not Disclose Demographic Background	-	-	-	-

Shareholder Communication with Directors

The Board of Directors has established the following procedures for shareholder communications with the Board of Directors or the Chair, who presides over the independent director sessions:

•
Shareholders wishing to communicate with the Board of Directors or the Chair should send any communication to either the Board of Directors or the Presiding Director of Independent Director Sessions, Peapack-Gladstone Financial Corporation, c/o Kenneth Geiger, Corporate Secretary, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey, 07921. Any such communication should state the number of shares owned by the shareholder.
•
The Corporate Secretary will forward such communication to the Board of Directors, the Chair or as appropriate to the particular Committee Chair, unless the communication is a personal or similar grievance, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board of Directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.
•
The Corporate Secretary will maintain a log of, and copies of, all communications, for inspection and review by any Board member, and will regularly review all such communications with the Board, the Chair or the appropriate Committee Chair.

Committees of the Board of Directors

The Board of Directors maintains an Audit Committee, a Compensation Committee, a Nominating Committee, and a Risk Committee. The following table identifies the members of each of these committees as of March 6, 2024. All members of each committee are independent in accordance with the NASDAQ listing requirements. Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operations. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters are available in the Governance Documents portion of the Investor Relations section of the Company’s web site (www.pgbank.com).

Director	Audit Committee	Compensation Committee	Nominating Committee	Risk Committee
Carmen M. Bowser			X	X
Patrick M. Campion		X
Susan A. Cole
Anthony J. Consi, II	X	X		X
Richard Daingerfield	X			X*
Edward A. Gramigna, Jr.	X		X*
Peter D. Horst			X
Steven A. Kass	X*			X
Douglas L. Kennedy
F. Duffield Meyercord		X*	X
Patrick J. Mullen	X			X
Philip W. Smith, III			X
Tony Spinelli		X		X
Beth Welsh	X			X
Number of meetings in 2023	8	7	2	7

* Chairperson

Audit Committee

The Board of Directors has determined that Messrs. Consi and Kass meet the SEC criteria of an “audit committee financial expert.”

The Audit Committee charter provides the Audit Committee with the authority and responsibility for the appointment, retention, compensation and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by our independent auditors. Other responsibilities of the Audit Committee include: reviewing the scope and results of the audit with our independent auditors; reviewing with management and our independent auditors, Peapack-Gladstone’s interim and year-end operating results, including earnings releases; considering the appropriateness of the internal accounting and auditing procedures of Peapack-Gladstone; considering our auditors’ independence; reviewing examination reports by bank regulatory agencies; reviewing audit reports prepared by the Internal Audit Department of Peapack-Gladstone; reviewing audit reports prepared by any outside firm that may conduct internal audit functions for Peapack-Gladstone; and reviewing the response of management to those reports. The Audit Committee reports to the Board pertinent matters coming before it.

Compensation Committee

The Compensation Committee recommends to the independent members of the Board the CEO’s compensation, sets specific compensation for executive officers (other than the CEO) and ratifies general compensation levels for all other officers and employees. It also administers our long-term stock incentive plans, including the phantom stock plan and makes awards under those plans. The Compensation Committee also recommends Board compensation. In setting compensation levels, the Compensation Committee thoroughly analyzes and considers overall Company performance, individual job performance, the overall need of the Company to attract, retain and incentivize executive talent, the total cost of the compensation programs, and peer compensation.

The Compensation Committee has the authority to and responsibility for the appointment, retention, compensation and oversight of compensation consulting and advisory firms as it deems appropriate to its role. In 2023, the Compensation Committee engaged the services of McLagan, part of the rewards solutions practice at Aon PLC, an independent compensation consulting firm specializing in executive compensation, which provided an updated competitive market analysis and peer group data and assisted with the Pay versus Performance disclosures. McLagan reports directly to the Compensation Committee and carries out its responsibilities to the Compensation Committee in coordination with the Human Resources Department as requested by the Compensation Committee.

Risk Committee

The Risk Committee provides oversight and guidance for the Bank’s Enterprise Risk Management initiatives, including risk governance structure, risk management and risk assessment guidelines, policies and procedures, and the evaluation of market, credit, operational and reputational risks and the Bank’s risk tolerance. Risk assessment and risk management are the responsibility of the Bank’s management. The Committee’s responsibility consists of oversight and review.

Nominating Committee

The Nominating Committee reviews the qualifications of and recommends to the Board candidates for election as directors of Peapack-Gladstone and the Bank, recommends committee assignments, and discusses management succession for the Chair and the CEO positions. The Nominating Committee is also charged with reviewing the Board’s adherence to the Corporate Governance Principles and the Code of Business Conduct and Conflict of Interest Policy. The Nominating Committee reviews recommendations from shareholders regarding director candidates and any shareholder proposals. The procedure for submitting recommendations of director candidates is set forth below under the caption “Nomination of Directors.”

Nomination of Directors

Nominations for director may be made only by the Board of Directors, a committee of the Board or by a shareholder of record. The Board of Directors has established minimum criteria for members of the Board, which include:

•
Stock ownership in compliance with the Company’s stock ownership guidelines.
•
Being respected members of their communities and of high ethical and moral standards and having sound personal finances.
•
Not serving on the board of directors of any other bank that serves the same market area as Peapack-Gladstone.
•
An appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board.
•
The candidate being able to read and understand fundamental financial statements and being financially sophisticated as described in the NASDAQ rules, or considered to be an audit committee financial expert as defined pursuant to the SEC rules.
•
Being independent under the NASDAQ rules.
•
Demonstrated character and reputation, both personal and professional.
•
Willingness to apply sound and independent business judgment.
•
Ability to work productively with the other members of the Board.
•
Availability for the substantial duties and responsibilities of a Peapack-Gladstone director.

The Nominating Committee considers diversity of experience, both of the individual under consideration and of the Board as a whole, as a factor in identifying nominees for director.

The Nominating Committee has adopted a policy regarding consideration of director candidates recommended by shareholders. Shareholders wishing to submit a director candidate for consideration by the Nominating Committee must submit such director candidate recommendations to the Nominating Committee, c/o the Corporate Secretary, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey 07921, in writing, not less than 120 nor more than 150 days prior to the first anniversary date of the prior year’s annual meeting. For our annual meeting in 2024, we must have received this notice between December 3, 2023 and January 2, 2024. The Nominating Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate. Shareholders who wish to nominate a director must also follow the requirements in our bylaws. For information regarding shareholder nominations of director candidates, see “Shareholder Proposals” below.

You can obtain a copy of our policy regarding shareholder recommendations for director candidates by writing to Kenneth Geiger, Corporate Secretary, Peapack-Gladstone Financial Corporation, 500 Hills Drive, Suite 300, P.O. Box 700, Bedminster, New Jersey 07921.

Hedging Policy

The Company maintains a policy prohibiting our executives and directors from hedging shares, including buying or selling puts or calls, short sales, or engaging in any other transaction designed to hedge or offset any decrease in the market value of the Company’s stock.

Code of Business Conduct and Conflict of Interest Policy

Peapack-Gladstone maintains a Code of Business Conduct and Conflict of Interest Policy, which applies to Peapack-Gladstone’s directors, officers and employees. The Code of Business Conduct and Conflict of Interest Policy is available in the Government Documents portion of the Investor Relations section of Peapack-Gladstone’s website located at www.pgbank.com. Peapack-Gladstone will disclose any substantive amendments to or waiver from provisions of the Code of Business Conduct and Conflict of Interest Policy on its website as may be required and within the time period specified under applicable SEC and NASDAQ rules.

DIRECTOR COMPENSATION

The following table summarizes the compensation of the non-employee directors of Peapack-Gladstone in 2023. Douglas L. Kennedy, as a full-time employee, was not compensated for his service rendered as a director.

	Fees Earned
Name	Cash (1)	Stock Awards (2)	Total
Carmen M. Bowser	$55,000	$49,474	$104,474
Patrick M. Campion (3)	16,800	-	16,800
Susan A. Cole	36,700	49,474	86,174
Anthony J. Consi, II	87,000	49,474	136,474
Richard Daingerfield	109,000	76,998	185,998
Edward A. Gramigna, Jr.	96,700	71,487	168,187
Peter D. Horst	38,000	49,474	87,474
Steven A. Kass	119,000	87,988	206,988
F. Duffield Meyercord	160,000	164,986	324,986
Patrick J. Mullen	70,000	49,474	119,474
Philip W. Smith, III	38,000	49,474	87,474
Tony Spinelli	64,000	49,474	113,474
Beth Welsh	68,000	49,474	117,474

(1)
In 2023, Peapack-Gladstone paid its directors a $10,000 annual retainer for service on the Board, $900 for each Trust Committee meeting attended, and $2,000 for each regular Board, Executive or other committee meeting they attended. The Chair received an additional $80,000 annual retainer. The Audit Committee Chair received an additional $25,000 annual retainer, the Risk Committee Chair received an additional $15,000 annual retainer and the Nominating Committee Chair received an additional $10,000 annual retainer.
(2)
The following table represents the number of restricted shares awarded to each director during 2023 and the grant date fair market value of these awards computed in accordance with ASC 718 based on the Peapack-Gladstone stock price on the date of grant of $30.96. The shares vest in one installment on March 20, 2024. The table below also shows the aggregate number of restricted stock units outstanding at December 31, 2023 for each director. None of the directors had outstanding options at December 31, 2023.

Name	Number of Shares of Restricted Stock Units Awarded in 2023	Grant Date Fair Market Value of Stock Units Awarded	Aggregate Number of Restricted Stock Shares/Units Outstanding at 12/31/2023
Carmen M. Bowser	1,598	$49,474	2,209
Patrick M. Campion	-	-	-
Susan A. Cole	1,598	49,474	2,209
Anthony J. Consi, II	1,598	49,474	2,209
Richard Daingerfield	2,487	76,998	3,438
Edward A. Gramigna, Jr.	2,309	71,487	3,192
Peter D. Horst	1,598	49,474	2,209
Steven A. Kass	2,842	87,988	3,929
F. Duffield Meyercord	5,329	164,986	7,367
Patrick J. Mullen	1,598	49,474	2,209
Philip W. Smith, III	1,598	49,474	2,209
Tony Spinelli	1,598	49,474	2,209
Beth Welsh	1,598	49,474	2,209

(3) Mr. Campion was appointed as a director, effective June 22, 2023.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Certain Beneficial Owners

The following table sets forth as of March 6, 2024 certain information as to beneficial ownership of each person known to Peapack-Gladstone to own beneficially more than five percent of the outstanding common stock of Peapack-Gladstone.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class

BlackRock Inc. (1) 55 East 52d Street New York, NY 10055	1,558,197	8.83%

Dimensional Fund Advisors LP (2) Building One 6300 Bee Cave Road Austin, TX 78746	1,269,472	7.19%

James M. Weichert (3) 1625 State Highway 10 Morris Plains, NJ 07950	1,070,480	6.06%

The Vanguard Group (4) 100 Vanguard Boulevard Malvern, PA 19355	893,102	5.06%
(1)
Based on a Schedule 13G/A filed with the SEC on January 25, 2024.
(2)
Based on a Schedule 13G/A filed with the SEC on February 9, 2024.
(3)
Based on a Schedule 13D/A filed with the SEC on April 30, 2014.
(4)
Based on a Schedule 13G/A filed with the SEC on February 13, 2024.

Stock Ownership of Directors and Executive Officers

The following table sets forth as of March 6, 2024 the number of shares of Peapack-Gladstone’s common stock, beneficially owned by each of the directors and the executive officers of Peapack-Gladstone for whom individual information is required to be set forth in this proxy statement (the “named executive officers”), and by all directors and executive officers as a group.

Name of Beneficial Owner	Amount of Beneficial Ownership (1)		Percent of Class (2)
John P. Babcock	140,282	(3)	0.79
Carmen M. Bowser	12,687	(4)	*
Patrick Campion	340		*
Frank A. Cavallaro	7,452	(5)	*
Dr. Susan A. Cole	11,260	(4)	*
Anthony J. Consi, II	108,761	(4)	0.61
Richard Daingerfield	22,885	(6)	*
Edward A. Gramigna, Jr.	23,124	(7)	*
Peter D. Horst	15,102	(4)	*
Steven A. Kass	20,227	(8)	*
Douglas L. Kennedy	278,993	(9)	1.58
F. Duffield Meyercord	133,951	(10)	0.76
Patrick J. Mullen	7,942	(4)	*
Robert Plante	58,423	(11)	*
Gregory M. Smith	26,740	(12)	*
Philip W. Smith, III	74,965	(13)	*
Anthony Spinelli	12,067	(4)	*
Beth Welsh	14,411	(4)	*
All directors and executive officers as a group (27 persons)	1,267,356		7.18%

* Less than one-half of one percent

(1)
Beneficially owned shares include shares over which the named person exercises either sole or shared voting or investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) all shares over which the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record or beneficially by the named person.
(2)
The number of shares of common stock used in calculating the percentage of the class owned by all directors and executive officers as a group includes 17,652,341 shares of common stock outstanding as of March 6, 2024, and 165,525 restricted stock units vesting within 60 days.
(3)
Includes 22,672 restricted stock units.
(4)
Includes 2,209 restricted stock units.
(5)
Includes 1,614 restricted stock units.
(6)
Includes 3,438 restricted stock units.
(7)
Includes 3,192 restricted stock units.
(8)
Includes 2,500 shares owned by a family partnership, 1,000 shares owned by Mr. Kass’ wife, and 3,929 restricted stock units.
(9)
Includes 9,550 shares purchased under the Employee Stock Purchase Plan and 32,263 restricted stock units.
(10)
Includes 7,367 restricted stock units.
(11)
Includes 2,929 shares purchased under the Employee Stock Purchase Plan and 9,893 restricted stock units.
(12)
Includes 11,002 restricted stock units.
(13)
Includes 8,437 shares owned by Mr. Smith’s wife, 1,335 shares owned by Mr. Smith’s management company, and 2,209 restricted stock units.

Stock Ownership Guidelines

The Company maintains Stock Ownership Guidelines, which apply to the Board of Directors, the Chief Executive Officer and the executive officers of the Company and impose the following requirements:

•
All new members elected to the Board must own a minimum of $10,000 in Company stock at the time of his or her appointment;
•
Directors must maintain five times the amount of the annual Company Board retainer for service on the Board in Company stock;
•
The Chief Executive Officer must maintain three times his or her base salary in Company stock; and
•
Executive officers must maintain one time his or her base salary in Company stock.

Individuals can count shares owned in a Company benefit plan towards the stock ownership requirement. There is no set compliance period to meet the guidelines, with the exception of the minimum ownership requirement applicable to new Board members, which must be met at the time of a new Board member’s appointment. However, until the guidelines are achieved, individuals will be required to retain 100% of any net shares received through a Company grant under the 2021 Long-Term Incentive Plan.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has 14 members. Peapack-Gladstone’s Nominating Committee has recommended to the Board that the 14 current directors be re-elected for one-year terms expiring at Peapack-Gladstone’s 2025 Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified. If, for any reason, any of the nominees become unavailable for election, the proxy solicited by the Board may be voted for a substitute nominee selected by the Board. The Board has no reason to believe that any of the named nominees will be unavailable for election or will not serve if elected.

Unless a shareholder indicates otherwise on the proxy, the proxy will be voted for the persons named in the table below to serve until the expiration of their terms, and thereafter until their successors have been duly elected and qualified.

The following table sets forth the names and ages of the Board’s nominees for election, the nominees’ positions with Peapack-Gladstone (if any), the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director of Peapack-Gladstone. In addition, described below is each director nominee’s particular experience, qualifications, attributes or skills that have led the Board to conclude that the person should serve as a director.

NOMINEES FOR ELECTION AS DIRECTORS

Name and Position With Peapack-Gladstone	Age	Director Since	Principal Occupation or Employment for the Past Five Years; Other Company Directorships
Carmen M. Bowser	69	2017

Retired; former Managing Vice President, Commercial Real Estate Division, Capital One Bank. Ms. Bowser is qualified to serve on the Board of Directors because of her extensive experience in the commercial real estate market, which includes serving as Managing Vice President, Commercial Real Estate Division at Capital One Bank and as Managing Director for Prudential Mortgage Capital Company. Her expertise and leadership experience is invaluable to the oversight of the Bank’s real estate portfolio.

Patrick M. Campion	62	2023

Retired; former Americas Region Head-Wealth Management at Deutsche Bank. Mr. Campion is qualified to serve on the Board of Directors because of his extensive experience in the wealth management business, which includes serving as an executive for more than 20 years leading US regional and international wealth management businesses at Deutsche Bank, HSBC, and Citi Private Bank, driving both financial and cultural transformations. Mr. Campion led successful strategies for business growth, sales and performance management, client experience and regulatory compliance.

Dr. Susan A. Cole	81	2014

Retired; former President of Montclair State University. Dr. Cole is qualified to serve on the Board of Directors because of her 23 years as President of Montclair State University (the second largest university in New Jersey, with approximately 20,000 students), which provides invaluable experience in the oversight of Bank operations.

Anthony J. Consi, II	78	2000

Retired; previously Senior Vice President of Finance and Operations, Weichert Realtors. Mr. Consi is qualified to serve on the Board of Directors because of his 15 years of public accounting experience at Coopers & Lybrand and his 22 years of finance and operations leadership at Weichert Realtors.

Richard Daingerfield	70	2014

Retired; Executive Vice President and General Counsel of Citizens Financial Group, Inc., Boston, Massachusetts from 2010 to 2014. Mr. Daingerfield is qualified to serve on the Board of Directors because of his expertise in corporate governance, executive management, risk management, corporate banking and commercial banking. His broad legal experience with commercial and retail banking, including international and domestic private banking, are invaluable to his role as Risk Committee Chair.

Edward A. Gramigna, Jr.	63	2012

Partner and Member of the Management Board of Faegre Drinker Biddle & Reath LLP. Mr. Gramigna is qualified to serve on the Board of Directors because of his 32 years of experience in trust, estate planning and estate administration, which is invaluable in the oversight of our wealth management division.

Peter D. Horst	62	2019

Retired; previously Chief Executive Officer of PSB, a global research-based consultancy. Mr. Horst also had over 31 years of experience as a Chief Marketing Officer across diverse industries in consumer and business products, services and technology for market leaders such as General Mills, US West, Hershey, Capital One and Ameritrade. Mr. Horst is qualified to serve on the Board of Directors because of his extensive marketing experience, which is invaluable in introducing our expanding wealth management brand to new markets.

Name and Position With Peapack-Gladstone	Age	Director Since	Principal Occupation or Employment for the Past Five Years; Other Company Directorships
Steven A. Kass	67	2018

Retired; previously senior partner of KPMG from 2014 to 2016. Mr. Kass was Chief Executive Officer of Rothstein Kass, an accounting firm that specialized in audit, tax and advisory services to hedge fund, private equity and venture capital clients, before it was sold to KPMG in 2014. Mr. Kass is qualified to serve on the Board of Directors and as Audit Committee Chair because of his public company accounting and management level experience.

Douglas L. Kennedy Chief Executive Officer	67	2012

President and CEO of Peapack-Gladstone and the Bank since 2012. Prior to joining the Company, Mr. Kennedy served as Executive Vice President and Market President at Capital One Bank/North Fork and held key executive level positions with Summit Bank and Bank of America/Fleet Bank. Mr. Kennedy, who began his career in commercial banking in 1978, is qualified to serve on the Board of Directors because of his over 47 years of commercial banking experience, demonstrated business leadership, judgment and vision.

F. Duffield Meyercord	77	1991

Chairman of the Board of Peapack-Gladstone and the Bank; Managing Partner of Carl Marks Advisory Group, LLC; President, Meyercord Advisors, Inc. Mr. Meyercord is qualified to serve on the Board of Directors because of his 47 years of experience in directing strategic projects and providing operational advisory services to numerous businesses, which is invaluable to the Board’s oversight of corporate strategy.

Patrick J. Mullen	78	2019

Retired; previously served as the Director of Banking, for the New Jersey Department of Banking and Insurance. Mr. Mullen was responsible for the examination and supervision of all state-chartered banks and credit unions and state-licensed non-bank financial institutions in New Jersey. Mr. Mullen is qualified to serve on the Board of Directors because of his financial services background, which provides invaluable oversight of Bank operations.

Philip W. Smith, III	68	1995

President, Phillary Management, Inc., a real estate management company. Mr. Smith is qualified to serve on the Board of Directors because of his 35 years of experience in commercial real estate agency and management, which is invaluable to the Board’s oversight of the Company’s real estate loan portfolio.

Tony Spinelli	56	2017

Chief Information Officer for Urban One, a multi-media company. Mr. Spinelli also served as Senior Vice President, Chief Information Security Officer, Capital One Bank and as Chief Operating Officer and President, Cyberdivision for Fractal Industries, Inc. Mr. Spinelli is qualified to serve on the Board of Directors because of his expertise in cybersecurity, security engineering and compliance, which provides insight into emerging threats to the Company and our clients.

Beth Welsh	65	2012

General Manager of Bassett Associates, a real estate management company in Summit, New Jersey. Ms. Welsh is qualified to serve on the Board of Directors because of her 27 years of experience in the commercial real estate market as well as her past banking experience, which is invaluable to the Board’s oversight of the Bank’s real estate lending and small business banking.

The members of our Board of Directors collectively demonstrate appropriate leadership skills, experience and judgment in areas that are relevant to our business. We believe that their collective ability to challenge and stimulate management and their dedication to the affairs of the Company serve the interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

DIRECTORS INCLUDED IN PROPOSAL 1.

PROPOSAL 2

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

We believe that our compensation policies and procedures are competitive, are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. We also believe that both the Company and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives you, as a shareholder of Peapack-Gladstone, the opportunity to endorse or disapprove the compensation for our named executive officers.

Shareholders are provided an opportunity to approve on an advisory, or non-binding basis, the compensation of our named executive officers. Accordingly, we are asking you to vote on the compensation of Peapack-Gladstone’s named executive officers as described under the section “Compensation Discussion and Analysis” and in the tabular disclosure (together with the accompanying narrative disclosure) in this proxy statement. Your vote is advisory and will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The following summarizes the backgrounds of the named executive officers.

•
Douglas L. Kennedy joined the Bank in 2012 as Chief Executive Officer. He is a career banker with over 45 years of commercial banking experience. Previously, Mr. Kennedy served as Executive Vice President and Market President at Capital One Bank/North Fork and held key executive level positions with Summit Bank and Bank of America/Fleet Bank. Mr. Kennedy has a Bachelor’s Degree in Economics and an M.B.A. from Sacred Heart University in Fairfield, Connecticut.
•
Frank A. Cavallaro joined the Bank in October 2022 as Senior Executive Vice President. He became the Chief Financial Officer in November 2022. Prior to joining the Bank, Mr. Cavallaro served as Executive Vice President and Chief Financial Officer at Republic Bank since 2009. Mr. Cavallaro has more than 30 years of experience, where he has held senior level positions at several financial institutions and CPA firms. Mr. Cavallaro has a Bachelor of Science Degree in Accounting from Rutgers University School of Business in Camden, New Jersey and is a Certified Public Accountant.
•
Robert A. Plante joined the Bank in 2017 as Chief Operating Officer. Mr. Plante previously served as Chief Operating Officer at Israel Discount Bank New York. Mr. Plante also served as Chief Information Officer at CIT Group and also held senior leadership positions at GE Capital Global Consumer Finance and with the Geary Corporation, a privately held IT consulting company. Mr. Plante has a Bachelor of Science in Business Administration in Finance from the University of Vermont.
•
John P. Babcock joined the Bank in 2014 as Senior Executive Vice President of the Bank and President of Private Wealth Management. Mr. Babcock has over 42 years of experience in commercial and wealth management/private bank businesses in New York City and regional markets. Prior to joining the Bank, Mr. Babcock was the managing director of the Northeast Mid-Atlantic region for the HSBC Private Bank. Mr. Babcock graduated from Tulane University’s A.B. Freeman School of Business and has an M.B.A. from Fairleigh Dickinson University. Mr. Babcock holds FINRA Series 7, 63 and 24 securities licenses.
•
Gregory M. Smith joined the Bank in 2019 as Executive Vice President, Head of Commercial Banking. Mr. Smith was promoted to President of Commercial Banking in 2021 and oversees commercial banking across the organization including lending, equipment finance, investment banking and corporate advisory, the Bank’s platinum service team and professional services group, the small business administration team, and treasury management and escrow services. Prior to joining the Bank, Mr. Smith served as group sales executive for the Northeast and Mid-Atlantic regions for Capital One Bank and was also a senior regional vice president for Summit Bank. Mr. Smith has a Bachelor of Science in Finance from Fairleigh Dickinson University and an M.B.A in Business Administration from Rider University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NON-BINDING APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 3
APPROVAL OF THE

PEAPACK-GLADSTONE FINANCIAL CORPORATION

2024 EMPLOYEE STOCK PURCHASE PLAN

TO REPLACE THE COMPANY'S 2014 EMPLOYEE STOCK PURCHASE PLAN

We are asking shareholders to approve the Peapack-Gladstone Financial Corporation 2024 Employee Stock Purchase Plan (the “ESPP”) to replace the Company’s 2014 Employee Stock Purchase Plan which is scheduled to expire in April 2024 in accordance with its terms.

The Board of Directors (the “Board”) adopted the ESPP, subject to shareholder approval at the Annual Meeting. The Board believes that the adoption of the ESPP is advisable and in the best interests of our shareholders. If shareholders approve the ESPP, it will become effective as of the date of shareholder approval.

The following summary of the material provisions of the ESPP does not purport to be complete and is qualified in its entirety by reference to the ESPP. For purposes of this summary, any reference to the Company includes the Company, Peapack-Gladstone Bank and any subsidiary (within the meaning of Section 424(f) of the Internal Revenue Code) of the Company that has been designated by the Committee (as defined below) as eligible to participate in the ESPP. A copy of the ESPP is attached as Exhibit A.

Purpose

The purpose of the ESPP is to provide eligible employees of the Company an opportunity to use payroll deductions to purchase shares of Company’s common stock (“Common Stock”) with an incentive that such shares can be purchased at a discount from its market price. The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

Shares Reserved for Issuance

The maximum aggregate number of shares of the Company’s Common Stock available for purchase pursuant to the ESPP will be 150,000 shares, subject to adjustment as set forth in the ESPP. The share pool for the ESPP represents approximately 0.8% of the total number of shares of the Company’s Common Stock outstanding as of the record date.

In the event of a stock dividend, split-up, share combination, recapitalization or other change in the Company’s capitalization, a proportionate adjustment will be made in the number and kind of shares that may be delivered under the ESPP. Adjustments also may be made in the event of a merger, reorganization, consolidation, separation or liquidation of the Company.

The following table shows information at December 31, 2023 for all equity compensation plans under which shares of our common stock may be issued:

	Number of Securities to		Number of Securities
	Be Issued Upon		Remaining
	Exercise of Outstanding	Weighted Average	Available for
Plan	Options and Rights	Exercise Price	Issuance Under Plan
Equity compensation plans approved by security holders	1,400	$19.15	1,158,699
Equity compensation plans not approved by security holders	—	—	—
Total	1,400	$19.15	1,158,699

The number of securities remaining available for issuance shown in the above table includes 604,132 shares under the dividend reinvestment plan, 60,616 shares under the 2014 employee stock purchase plan, 85,428 shares under the 401(k) plan, and 408,523 shares under the 2021 Incentive Plan.

Administration

The Compensation Committee or other committee appointed by the Board (the “Committee”) will administer the ESPP and will have full and exclusive authority to interpret the terms of the ESPP, determine eligibility to participate, determine which Company subsidiaries are eligible to participate, amend and revoke rules for participation, suspend or terminate the ESPP, and exercise such powers and perform such actions as it deems necessary to carry out the intent of the ESPP, subject to the conditions of the ESPP. All determinations and decisions made by the Board or the Committee are final and binding upon the Company and all participants.

Eligibility and Participation

Generally, any employee (including any officer) who has been continuously employed by the Company, and certain designated subsidiaries including the Bank, as of the commencement of an offering period under the ESPP and who has been employed for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the offering period.

No employee may participate in an offering period if, upon the employee’s purchase of the largest number of shares available to the employee for purchase during the offering period, the employee would own (or be deemed to own under certain attribution rules in the Internal Revenue Code) stock and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock.

As of the record date, approximately 513 employees would be eligible to participate in the ESPP.

Offering Periods

Pursuant to the terms of the ESPP, on the first trading day of an offering period, each eligible employee will be granted an option to purchase shares of the Company’s Common Stock on the last day of such offering period. The Committee will determine the length of each offering period, provided that no offering period may exceed 27 months in length.

Contributions and Payroll Deductions

The ESPP permits each participant to purchase shares of the Company’s Common Stock through payroll deductions of either a fixed dollar amount or percentage of their eligible compensation; provided, however, that the Committee may limit a participant’s purchase to a specific maximum number of shares or maximum amount of compensation. In no event may participants elect to purchase more than 500 shares of Common Stock on any single purchase date or Common Stock with a fair market value in excess of $25,000 (determined as of the first day of the offering period) in a single calendar year. No interest will accrue on a participant’s contributions to purchase stock under the ESPP. During an offering period, a participant may withdraw by submitting written notice of withdrawal to the Company and may decrease (but not increase) their contributions.

Purchases

Unless a participant terminates employment or withdraws from the ESPP or an offering period before the last trading day of an offering period, the participant’s option will automatically be exercised on the last trading day of each offering period. The number of shares of the Company’s Common Stock purchased will be determined by dividing the payroll contributions accumulated in the participant’s account by the applicable purchase price, subject to the maximum share limit discussed above.

The purchase price of the shares is expected to be 85% of the fair market value of the Company’s Common Stock on the purchase date unless the Compensation Committee selects a different purchase price, provided that the purchase price may not be less than 85% of the lower of the fair market value of the Company’s Common Stock on the first trading day of each offering period or on the last trading day of each offering period. The fair market value of the Company’s Common Stock on a given date is the closing sale price of the Common Stock on such date. As of March 6, 2024, the fair market value of the Common Stock as reported on the Nasdaq Global Select Market was $24.20.

Withdrawals

A participant may end its participation in the ESPP at any time during an offering period and all of the participant’s accrued contributions not yet used to purchase shares of the Company’s Common Stock will be returned to the participant. If a participant withdraws from an offering period, the participant must re-enroll in the ESPP before a future offering period begins to re-commence participation.

Termination of Employment

If a participant ceases to be an employee of the Company for any reason, the participant will be deemed to have elected to withdraw from the ESPP and the participant’s contributions not yet used to purchase shares of the Company’s Common Stock will be returned to the participant, without interest. The transfer of an employee between any of the Company or certain of its designated subsidiaries will not be deemed to be a withdrawal from the ESPP.

Corporate Transactions

In the event of a proposed change of control of the Company (as set forth in the ESPP), each then-outstanding option under the ESPP will be assumed or an equivalent substitute option substituted by the successor corporation will be issued, unless the Board elects in lieu of that treatment to simply terminate the ESPP or shorten the offering period then in progress and allow each outstanding option to be automatically exercised on a specified date preceding the closing of the transaction. If the Board sets an earlier purchase date in connection with a corporate transaction, the offering period then in progress will terminate on that purchase date.

Transferability

A participant may not assign, transfer, pledge or otherwise dispose of in any way (other than by will or the laws of descent and distribution) the participant’s rights with regard to options granted under the ESPP or contributions credited to the participant’s account.

Term, Amendment and Termination

The Board may at any time and for any reason amend or terminate the ESPP. Any amendment will be subject to shareholder approval to the extent required by applicable law, including if such amendment would increase the number of shares that may be issued under the ESPP or expand the designation of employees (or class of employees) eligible to participate in the ESPP.

Effectiveness and Term

The ESPP will become effective when approved by shareholders. The ESPP will continue in effect for a term of ten years following the effective date unless earlier terminated because all Common Stock authorized for issuance under the ESPP has been issued, or the ESPP is otherwise terminated by the Board.

Certain Federal Tax Information

The following summary briefly describes U.S. federal income tax consequences of options granted under the ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or foreign country laws. Therefore, you should not rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of options granted under the ESPP.

The ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Internal Revenue Code. Under these provisions, a participant will not recognize taxable income until they sell or otherwise dispose of the shares purchased under the ESPP.

If a participant disposes of the shares acquired under the ESPP more than two years from the option grant date and more than one year from the date the stock is purchased, then the participant will recognize ordinary income in the amount equal to the lesser of (i) excess of the fair market value of the shares at the time of disposition over the price the participant paid for the shares, or (ii) the excess of the fair market value of the shares at the option grant date over the price the participant paid for the shares. Any gain in addition to this amount will be treated as a long-term capital gain. If a participant holds shares at the time of their death, the holding period requirements are automatically deemed to have been satisfied. The Company will not be allowed a deduction for any amount if the holding period requirements are satisfied.

If a participant disposes of shares before expiration of two years from the date of grant and one year from the date of exercise (other than after death), then the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. Any additional gain or loss will be treated as long-term or short-term capital gain or loss, as the case may be. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

New Plan Benefits

As of the date of this proxy statement, no participant has been granted any rights to purchase shares under the proposed ESPP. Accordingly, the benefits to be received pursuant to the ESPP by the Company’s executive officers and employees are not determinable at this time.

Recommendation and Vote Required on Proposal 3

Approval of the 2024 Employee Stock Purchase Plan to replace the Company’s 2014 Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast, whether in person or by proxy. Abstentions and broker non-votes will have no impact on the approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024. Representatives from Crowe LLP are expected to be available at the annual meeting to answer questions and they will have the opportunity to speak if desired. The Audit Committee will consider the outcome of our shareholders’ vote in connection with the selection of Crowe LLP but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent registered public accounting firm should be selected.

Aggregate fees for the fiscal years ended December 31, 2023 and December 31, 2022 billed by Crowe LLP were as follows:

Type of Service	2023	2022
Audit Fees	$588,000	$639,520
Audit-Related Fees (1)	156,500	30,000
Total	$744,500	$669,520

(1)
Represents fees for procedures related to HUD, corporate advisory and critical audit matters for both 2023 and 2022.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Audit Committee Pre-Approval Procedures

The Audit Committee maintains a policy concerning the pre-approval of audit and non-audit services to be provided by the independent registered public accounting firm to Peapack-Gladstone. The policy requires that all services to be performed by Peapack-Gladstone’s independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services being provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. All services rendered by Crowe LLP were permissible under applicable laws and regulations. Each new engagement of Crowe LLP in 2023 was approved in advance by the Audit Committee.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The independent registered public accounting firm is also responsible for issuing an opinion on the Company’s internal control over financial reporting based on criteria issued by the Committee on Sponsoring Organizations of the Treadway Commission. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and have discussed with the independent accountant the independent accountant’s independence. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements with U.S. generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to ensure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not ensure that the Company’s financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is “independent.”

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in Peapack-Gladstone’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Audit Committee

of the Board of Directors

Steven A. Kass, Chair

Anthony J. Consi, II

Richard Daingerfield

Edward A. Gramigna, Jr.

Patrick J. Mullen

Beth Welsh

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of our compensation programs as they apply to our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and other highest compensated individuals who were serving as executive officers at the end of 2023 (collectively, the “named executive officers” or “NEOs”).

Named Executive Officer	Position
Douglas L. Kennedy	President and Chief Executive Officer
Frank A. Cavallaro	Senior EVP, Chief Financial Officer
Robert A. Plante	EVP, Chief Operating Officer
John P. Babcock	Senior EVP, President of Private Wealth Management
Gregory M. Smith	Senior EVP, President of Commercial Banking

Executive Summary

General Philosophy

The Company believes in aligning the interests of the NEOs with those of shareholders:

•
The Company believes in aligning pay to performance in determining the compensation for its CEO and other NEOs.
➣
The incentive awards for the CEO, CFO and other NEOs are based on, at a minimum, 75% Company performance and, at a maximum, 25% individual performance.
➣
For the short-term incentive ("STI") (cash) portion of compensation, Company performance is determined based on pre-tax income before the provision for credit losses and earnings per share, both relative to a budget set at the beginning of the year.
➣
For the long-term incentive ("LTI") (restricted stock or cash-settled phantom stock units) portion of compensation, 60% of the grants to NEOs vest based on Company performance at the end of a prospective three-year period (cliff vest). Depending on performance relative to peers, vesting can be as low as zero.
▪
The 60% was utilized for the March 2023 grants, and represented an increase from 50% utilized in the prior year.
•
The Company believes in more heavily relying on long-term incentives (restricted stock or phantom stock units) as opposed to salary, cash incentives, or time-based awards in setting compensation for its CEO and other NEOs.
➣
The Company believes that emphasizing long term restricted stock or phantom stock incentives in our compensation package better aligns executives with shareholders and provides meaningful retention.
➣
For the CEO and other NEOs, LTI awards are generally well in excess of the STI awards.
➣
The Company maintains a much higher percentage of its CEO and other NEO compensation in long term incentives as compared to its executive compensation peer group.

2023 Financial Highlights and Company Performance

The Compensation Committee of the Board of Directors (the “Committee”) recognized that the challenges and headwinds the Company (and banks in general) faced throughout 2023, impacted 2023 performance.

The Committee noted that five, three, and one-year Company performance was generally favorable when compared to various peer groups:

Earnings/Returns

•
The following summarizes the Company’s three-year and one-year EPS growth metrics compared to those of various peer groups:
➣
NJ Bank Peer Group (7 banks including PGC)
✓
The Company ranks 1 of 7 for three-year EPS growth; and 5 of 7 for one-year EPS growth
➣
Banks with a Significant Wealth Business Peer Group (6 banks including PGC)

✓
The Company ranks 1 of 6 for three-year EPS growth; and 4 of 6 for one-year EPS growth
➣
Peer Banks included in 2023 Proxy (see "Compensation Review")
✓
The Company ranks 1 of 18 for three-year EPS growth; and 13 of 18 for one-year EPS growth

Capital Management and Stock Price Performance:

•
The following summarizes the Company’s five-year, three-year and one-year Total Shareholder Return (“TSR”) metrics compared to those of various peer groups:
➣
NJ Bank Peer Group (7 Banks including PGC)
✓
The Company ranks 2 of 7 for five-year TSR; 1 of 7 for three-year TSR; and 7 or 7 for one-year TSR
➣
Banks with a Significant Wealth Business Peer Group (6 banks including PGC)
✓
The Company ranks 2 of 6 for five-year TSR; 1 of 6 for three-year TSR; and 4 of 6 for one-year TSR
➣
Peer Banks included in 2023 Proxy (see "Compensation Review")
✓
The Company ranks 6 of 18 for five-year TSR; 7 of 18 for three-year TSR; and 13 of 18 for one-year TSR
•
During 2023, the Company repurchased 455,341 shares of stock for a total cost of $12.5 million. The 455,341 shares repurchased in 2023 exceeds all shares issued in 2023 under the Company's various stock plans.
•
Tangible book value per share increased 11.2% from $27.26 at December 31, 2022 to $30.31 at December 31, 2023.
•
The Company’s and the Bank’s capital ratios are all well above regulatory well capitalized standards.

Peapack Private Wealth Management:

•
Assets under management/assets under administration in our Peapack Private Wealth Management Division totaled $10.9 billion at December 31, 2023 up from $9.9 billion at December 31, 2022.
•
Gross new business inflows for 2023 totaled $948 million.
•
Wealth Management fee income increased 2% to $55.7 million for 2023 compared to $54.7 million for 2022.

Commercial Banking and Balance Sheet Management:

•
At December 31, 2023, total loans grew by $135 million to $5.4 billion compared to $5.3 billion at December 31, 2022, despite a high market interest rate environment during 2023 which inhibited loan demand.
•
Commercial and industrial loan/lease balances grew to $2.3 billion at December 31, 2023 from $2.2 billion at December 31, 2022.
•
C&I loans comprised 42% of the total loan portfolio at December 31, 2023.

Other:

•
The Bank entered the New York City Market in mid to late 2023, which is expected to deliver growth, improve operating leverage, and core liquidity, and strengthen earnings momentum.
•
The Bank was recognized by the American Bankers Association as one of the Best Banks to Work for in 2023
•
The Company carries investment grade ratings from both Moody’s and Kroll.

2023 Executive Performance Plan Results

The Executive Performance Plan consisted of the following two components:

•
Short-term incentive awards (“STI Awards”) that provide an annual cash incentive opportunity to the NEOs based on a mix of prior-year Company performance (minimum of 75% weighting) and individual performance (maximum of 25% weighting); and
•
Long-term incentive awards (“LTI Awards”) that provide annual restricted stock unit awards for March 2023 grants (restricted phantom stock awards for 2024 grants) with 60% (was 50% prior to March 2023) that vest solely based on Company performance relative to a peer group at the end of a prospective three-year period (cliff vest), and 40% (was 50% prior to March 2023) that vest over a three- or five-year period. (Conservatively, a five-year vesting period has been utilized for time-vested shares granted in 2020, 2021, 2022, and 2023.) For performance-based shares, vesting can be as low as zero, depending on performance.

Company performance related to short-term incentive awards is based on pre-tax income before provision for credit losses and earnings per share, as reported and as adjusted by the Compensation Committee for purposes of determining Company performance under the Executive Performance Plan. Adjustments may include non-budgeted revenue or expense that was “special” in nature and/or beyond the reasonable control of management.

(Dollars in millions, except EPS)	2023 as reported	2023 as adjusted (1)	2023 Budget	2023 as reported vs. 2023 Budget		2023 as adjusted vs. 2023 Budget
Pretax income before provision for loan losses	$81.37	$90.12	$108.87	$(27.50)	-25%	$(18.75)	-17%
Diluted earnings per share (EPS)	$2.71	$3.05	$3.95	$(1.24)	-31%	$(0.90)	-23%

(1) Excludes costs related to retirement of select executives; severance; branch closures; and expansion into New York City, none of which were included in the budget.

As noted previously, the Committee recognized that the challenges and headwinds the Company (and banks in general) faced through 2023 impacted 2023 performance. For purposes of the Company’s Executive Performance Plan (the “EPP”), Company performance was measured as follows:

•
Threshold – 80% of “2023 Budget;”
•
Target – 100% of “2023 Budget;” and
•
Maximum – 110% and above of “2023 Budget.”

2023 budget achievement is based on EPS weighted at 60% and pre-tax income before provision for credit losses weighted at 40%. Based on these weightings, the Company’s 2023 adjusted results was 20% under budget (80% of budget).

The Committee determined Company performance to be at the threshold level. Additionally, results compared to the prior year and results compared to various peer groups are consistent with such determination.

Compensation Philosophy and Program Objectives

The fundamental objective of the Company’s executive compensation program, the elements of which are summarized in the table below, is to fairly compensate our named executive officers at appropriate levels and grant long-term compensation (restricted stock units for 2023 and prior grants; restricted phantom stock units for 2024 grants) to align the interests of our named executive officers with those of our shareholders. Our compensation program is designed to retain and attract qualified executives and motivate such executives to achieve short- and long-term strategic and operational goals that ultimately deliver value to shareholders. We believe in a pay-for-performance philosophy that appropriately aligns our executives’ total compensation with the performance and value of their contributions as well as the Company’s ultimate success.

Element	Purpose	Link to Performance	Fixed/Performance- Based
STI (Annual Cash Bonus)	Encourages achievement of short-term strategic and financial performance metrics that create long-term shareholder value	Based on achievement of short-term, pre-defined corporate performance objectives (minimum of 75% weighted) and an assessment of individual performance (maximum of 25% weighted).	Performance-Based
LTI (Restricted Stock or Phantom Stock Units)	Encourages achievement of long-term strategic and financial performance metrics that create long-term shareholder value

The Company has an LTI Plan intended to further link executive pay with Company performance. The grant value is based on the prior year’s Company performance. For the 2023 grant, vesting for the CEO and the NEOs was 40% time-based over a five-year period and 60% performance-based with a three-year cliff vesting schedule based on EPS

40% Fixed and 60% Performance-Based

Element	Purpose	Link to Performance	Fixed/Performance- Based
growth, total shareholder return and credit quality metrics.
Benefits and Perquisites	Establishes limited perquisites in line with market practice, as well as health and welfare benefits on the same basis as our general employee population	--	Fixed

2023 CEO Compensation Decisions

The Company made the following key decisions regarding Mr. Kennedy’s compensation package:

•
Salary: After receiving no salary increases in 2019 and 2020, the Company increased Mr. Kennedy's salary in April 2021 from $695,000 to $731,000 based on a review of market data as well as Company and individual performance. Mr. Kennedy did not receive a salary increase during 2022. During 2023 Mr. Kennedy’s salary was increased from $731,000 to $823,000 based on a review of market data (50th percentile of the Company’s Executive Compensation peer group) as well as strong Company and individual performance in 2022.
•
STI (Cash) Incentive: The STI (Cash) incentive for 2023 (paid in March 2024) was calculated based on 100% Company performance, which was deemed to be achieved at threshold level. The cash incentive award calculated and paid to Mr. Kennedy was $370,350 (compared to $657,900 paid in March 2023, related to performance for 2022).
•
LTI (Restricted Stock Units) Incentive: The 2023 long-term incentive award granted to Mr. Kennedy in March 2023 was based on 2022 performance. 60% of the LTI vests solely based on Company performance at the end of a prospective three-year period (cliff vest). For performance-based shares, vesting can be as low as zero, depending on performance.
o
2022 Company Performance: The LTI (Restricted Stock Units) Incentive was calculated based on 100% Company performance, which was deemed to be achieved at maximum. 2022 Budget achievement was based on pre-tax income before provision for loan losses weighted at 40% and EPS weighted at 60%. Based on these weightings, the Company’s 2022 performance was 29% over budget based on as reported, and 41% over budget based on an as adjusted basis. Additionally, results compared to the prior year and results compared to various peer groups (as discussed fully in the 2023 Proxy) are consistent with such determination.
▪
60% Performance-Vested: 60% of the award will cliff vest based on four metrics measured relative to peers. The metrics and their weightings (as a percentage of the performance-vested portion of the award) are 40% three-year EPS growth, 40% three-year Total Shareholder Return ("TSR") and 20% Credit Quality metrics relative to the compensation peer group. For performance-based shares, vesting can be as low as zero, depending on performance.
▪
40% Time-Vested: 40% of the award will vest equally over five years. The Plan calls for a three-year time vest, however, the Committee again decided to vest shares granted in 2023 over a five-year period, similar to 2020, 2021 and 2022.
▪
For 2023, 60% Performance-Vested: Compensation is continually re-assessed to ensure a strong link between pay and performance. For March 2023 LTI (restricted stock unit grants), the percentage subjected to cliff vesting at the end of a three-year performance period was increased to 60% of the grant with 40% time vested over a prospective period. For performance-based shares, vesting can be as low as zero, depending on performance.

Summary of Key Compensation Compliance Policies

Policy	Description
Stock Ownership	Our named executive officers are subject to meaningful stock ownership guidelines, with which all NEOs are in compliance.
Clawback	All awards (cash and equity) made under the EPP are subject to clawback.

No Excise Tax Gross-Ups	No 280G tax gross-up provisions are in our executive’s agreements.
Double Trigger CIC Severance	Cash severance is not automatically triggered upon a change in control without a corresponding termination of employment.
Double Trigger Equity in CIC	Equity grants require a change in control along with a corresponding termination of employment to trigger an acceleration of equity.
Anti-Hedging Policy

The Committee maintains a policy prohibiting our executives and directors from hedging shares, including buying or selling puts or calls, short sales, or engaging in any other transaction designed to hedge or offset any decrease in the market value of the Company’s stock.

Anti-Pledging Policy

The Committee maintains a policy prohibiting our executives and directors from holding Company shares in a margin account as collateral for a margin loan or otherwise pledging Company shares as collateral for a loan.

The Company’s 2021 Long-Term Incentive Plan (the "Plan") also incorporates certain governance best practices, including:

•
Minimum Vesting. Minimum vesting period of one year from the date of grant for all awards granted under the 2021 Incentive Plan, except under certain limited circumstances and with permitted exceptions up to 5% of the share reserve.

•
No Single-Trigger for Vesting of Awards Upon a Change in Control. The Plan does not provide for vesting of time-based awards based solely on the occurrence of a change in control for awards assumed by a surviving entity, without an accompanying involuntary termination of service (including a termination for good reason).

•
Dividends on Unvested Awards Not Paid Until Vesting. Dividends on awards are paid to participants only after the underlying awards have vested.

•
No Cash-Out or Repricing of Underwater Options. No repricing of stock options and no cash buyout of underwater stock options are permitted without shareholder approval, except for adjustments for a change in control or certain corporate transactions.

Roles and Decision Process

The Committee is responsible for establishing and overseeing policies governing annual and long-term compensation programs for our executives, and for determining executive compensation levels that are in line with our philosophy. Details of the Committee’s functions are more fully described in its charter, which has been approved by the Board of Directors and is available on our website. The Chair of the Committee regularly reports on Committee actions at the Company’s Board of Directors meetings.

The Committee reviews all compensation components for the Company’s CEO and other named executive officers, including base salary, annual short-term (cash) and long-term (equity / equity-like) incentives, benefits and contracts/arrangements.

Although the Committee makes independent determinations on all matters related to compensation of the named executive officers, certain members of management may be requested to attend or provide input to the Committee. The CEO provides advice to the Committee relative to the compensation of the other named executive officers. The CEO is not present for the discussion by the Committee of his own compensation. Other senior officers, such as the Head of Human Capital, General Counsel, and/or the CFO, may provide information and perspective to the Committee as appropriate and/or as requested. The Committee’s independent compensation consultant (Aon, formerly McLagan) also provides market data and advice as appropriate. The Committee makes its determinations based on an assessment of Company performance and individual performance and on data provided by management and its independent compensation consultant.

The Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its independent compensation consultant. The Committee has determined that it has the funding it needs to retain the advisors necessary to carry out its duties effectively. In 2013, the Committee first retained Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), which is a part of the Rewards Solutions practice at Aon PLC, as an independent outside compensation consultant. Aon was retained again for 2023. Aon’s services included peer group development and market benchmarking studies, assisting with the administration of the incentive program, and providing insight and best practices with respect to the compensation of our named executive officers.

While the Committee seeks independent external perspective, the Committee makes all decisions regarding the compensation of the Company’s named executive officers.

The Committee reviewed its relationship with Aon (formerly McLagan) and considered Aon’s independence in light of all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act and under applicable NASDAQ listing rules. The Compensation Committee received a report from Aon addressing its independence, which included the following factors: (1) there were no services provided to the Company, other than compensation related to consulting services provided by Aon; (2) fees paid by the Company as a percentage of total revenue of Aon; (3) policies or procedures maintained by Aon that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors of Aon and a member of the Committee; (5) any Company stock owned by the senior advisors of Aon; and (6) any business or personal relationships between the executives and the senior advisors of Aon. The Committee discussed these considerations and concluded that the work performed by Aon and Aon’s senior advisors involved in the engagement did not raise any conflict of interest.

Compensation Review

Understanding the competitive landscape is a key element for the Committee to consider when making compensation decisions. Each year, the Committee commissions a compensation review by its independent compensation consultant to provide an independent and objective analysis of the Bank’s total compensation relative to a peer group and to evaluate industry practices. The Committee utilizes market data for ongoing monitoring of executive pay relative to market practices, and to determine executive compensation.

The foundation for the review is publicly-filed data from a peer group of banks. In 2022, the Committee reviewed compensation information provided by Aon that the Committee used to set 2023 executive compensation. The peer group for this study consisted of 20 commercial banks selected by the Committee after considering recommendations from Aon. The selection criteria generally included: eastern U.S. commercial banks with total revenue between $115 million and $450 million, non-interest income to total revenue greater than 12.5% or trust or investment revenue greater than $2 million, and nonperforming assets to total assets less than 2%. This peer group of 20 banks had median total assets of $7.3 billion when selected (comparable to the Company’s $6.4 billion at December 31, 2022, and $6.5 billion at December 31, 2023), and median revenue of $254 million (comparable to the Company’s $242 million for 2022 and $231 million for 2023.

The peer group consisted of the following 20 banks:

• Arrow Financial Corp.	• Lakeland Bancorp, Inc.
• Berkshire Hills Bancorp, Inc.	• Merchants Bancorp
• Cambridge Bancorp	• Meridian Corp.
• Capital Bancorp, Inc	• Metropolitan Bank Holding Corp.
• ConnectOne Bancorp, Inc.	• OceanFirst Financial Corp.
• Dime Community Bancshares Inc.	• Republic First Bancorp, Inc.
• Eagle Bancorp Inc.	• First of Long Island Corp.
• Enterprise Bancorp Inc.	• Tompkins Financial Corp.
• Enterprise Financial Services Corp.	• Univest Financial Corp.
• Flushing Financial Corp.	• Washington Trust Bancorp, Inc.

The Committee uses compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing target compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, considering: market data, Company, business, and individual performance; scope of responsibility; critical needs and skill sets; and leadership potential and succession planning.

Say on Pay Consideration

At the 2023 Annual Meeting, 85% of votes cast were in favor of the say-on-pay proposal. Notwithstanding this support, we continue to monitor our pay alignment and seek ways to improve our compensation program. In 2023, the Company contacted all institutional shareholders owning 1% or more of the Company (represented over 10.2 million shares or just over 57% ownership), offering a discussion surrounding the Company's use of stock in its compensation programs, as well as discussion of executive compensation in general. Feedback regarding overall executive compensation was favorable.

For the March 2023 LTI (restricted stock unit) grants, the percentage subjected to cliff vesting at the end of a three-year performance period was increased to 60% of the grant; with 40% time vested over a prospective period. For performance-based shares, vesting can be as low as zero, depending on performance.

Further, as noted in prior periods, the Committee restructured the long-term incentive awards beginning in 2021 to provide for a greater percentage of performance-based awards. In 2022, we instituted using multiple goals for the performance-based portion of the award. And, for the time-based vested stock grants made to NEOs in 2020, 2021, 2022 and 2023 we utilized a five-year vesting period instead of the three-year period prescribed by the Plan. Utilization of a five-year period provides better expenses associated with the awards and enhances the “retention tool” benefit of a restricted stock grant.

2023 Vote to Increase the Number of Shares Available in the Long-Term Incentive Plan

At the 2023 Annual Meeting, 53% of votes cast were in favor of this proposal. In 2023, the Company contacted all institutional shareholders owning 1% or more of the Company (represented over 10.2 million shares or just over 57% ownership) offering to discuss the Company’s use of stock in its compensation programs, as well as to discuss executive compensation in general. The Company considered the vote, and feedback from shareholders, particularly their concern of dilution caused by granting and vesting of restricted stock units. In response, the Company adopted a Phantom Stock Plan in March 2024. Awards under such program are based on stock price at dates of grant and dates of vesting, but do not cause dilution to shareholders, since such awards are settled in cash upon vesting. LTI grants to NEOs in March 2024 were all phantom stock units, instead of restricted stock units. Each year the Committee will assess the use of the Stock Plan and the use of the Phantom Stock Plan, and determine the best course for the Company and its shareholders.

Elements of Compensation and Decisions

We target our total compensation to be fair and appropriate considering market conditions, peer group comparisons, Company performance, individual performance, as well as our long-term strategic goals. We believe our compensation policies and practices appropriately balance risk against our desire to award competitive compensation and are unlikely to have an adverse effect on our Company. The elements of our compensation include base salary, short-term (cash) incentive awards, and long-term (equity / equity-like) incentive awards.

Base Salary

Our named executive officers’ base salaries are set to reflect a combination of factors, including, but not limited to level of responsibility, being competitive in the market, experience, skill set, and individual performance, as well as the Company’s compensation philosophy and overall performance. We design our base salaries in significant part to retain and attract talented executives who can help drive long-term shareholder value. We believe we must keep our base salaries competitive, within the context of our compensation culture, or risk losing executive talent, because the markets in which we operate present current and potential executives with higher-paying alternatives.

The following summarizes the 2022 and 2023 base salaries for the Company’s named executive officers:

Named Executive Officer	2022 Base Salary Rate	2023 Base Salary Rate	% Increase (2)
Douglas L. Kennedy President and Chief Executive Officer	$731,000	$823,000	13%
Frank A. Cavallaro (1) Senior EVP, Chief Financial Officer	N/A (1)	$375,000	N/A (1)
Robert A. Plante EVP, Chief Operating Officer	$365,000	$379,600	4%
John P. Babcock Senior EVP, President of Private Wealth Management	$545,000	$565,800	4%
Gregory M. Smith Senior EVP, President-Commercial Banking	$355,000	$369,200	4%

(1) Mr. Cavallaro became Senior EVP, Chief Financial Officer on November 10, 2022. Mr. Cavallaro did not receive any LTI (restricted stock units) under the Company's Executive Performance Plan, as he joined the Company during the last quarter of 2022. He did receive a $150,000 restricted stock unit award with a three-year time-vest payment.

(2) Base salary increases were based on a review of market compensation data, as well as Company and individual performance.

Executive Performance Plan ("EPP")

The EPP consisted of the following two components:

•
Short-term incentive ("STI") awards that provide an annual cash incentive opportunity to the NEOs based on a mix of prior-year Company performance (minimum of 75% weighting) and individual performance (maximum of 25% weighting); and
•
Long-term incentive ("LTI") awards that provide annual restricted stock unit awards for March 2023 grants (restricted phantom stock awards for 2024 grants) with 60% (was 50% prior to March 2023) that vest solely based on Company performance relative to a peer group at the end of a prospective three-year period (cliff vest), and 40% (was 50% prior to March 2023) that vest over a three- or five-year period. (Conservatively, a five-year vesting period has been utilized for time-based shares in 2020, 2021, 2022, and 2023.) For performance-based shares, vesting can be as low as zero, depending on performance.

The following chart depicts potential for awards granted to each named executive officer under the EPP in 2023. The percentages referenced in the chart with respect to the STI Awards (Cash) and LTI Awards (Restricted Stock Units) refer to percentages of base salary.

	Performance Re. STI		STI Awards (Cash)			LTI Awards (Stock) (2)
	Company	Individual	Threshold	Target	Max	Threshold	Target	Max
Douglas L. Kennedy President and Chief Executive Officer	100%	0%	45%	60%	90%	75%	120%	185%
Frank A. Cavallaro Senior EVP, Chief Financial Officer	100%	0%	30%	40%	60%	70%	110%	170%
Robert A. Plante EVP, Chief Operating Officer	75%	25%	22.5%	30%	45%	45%	70%	115%
John P. Babcock Senior EVP, President of Private Wealth Management	75%	25%	30%	40%	60%	70%	110%	170%
Gregory M. Smith Senior EVP, President of Commercial Banking	75%	25%	30%	40%	60%	70%	110%	170%

(1) Mr. Cavallaro became Senior EVP, Chief Financial Officer on November 10, 2022. Mr. Cavallaro did not receive any LTI (restricted stock units) under the Company's Executive Performance Plan, as he joined the

Company during the last quarter of 2022. He did receive a $150,000 restricted stock unit award with a three-year time-vest payment.

(2) For the March 2023 grant, 60% (previously 50%) was performance-based and 40% (previously 50%) was time-based. For performance-based shares, vesting can be as low as zero, depending on performance.

In formulating the EPP, the Committee also considered internal policies and relevant guidance from bank regulatory authorities that direct the Committee to ensure that compensation incentive programs do not jeopardize the safety and soundness of the Company or the Bank. To that end, the Committee believes that the EPP and the Company’s other incentive compensation policies:

•
appropriately balance risk and reward;
•
are compatible with effective controls and procedures; and
•
are supported by strong corporate governance, including active oversight by the Committee.

The Committee has discretion to make awards that are less than or greater than awards calculated by the EPP. The Committee also may change, modify or discontinue the EPP at any time, including during the course of a particular year. The Committee may take into account the following factors:

•
the safety and soundness of the Company;
•
unexpected events that occur during the year;
•
the Company’s performance relative to its peer group;
•
regulatory changes; and
•
extraordinary efforts in achieving financial, non-financial, and/or strategic goals.

While the Committee has the discretion to modify awards, this discretion is not expected to be utilized except for extraordinary circumstances.

Short Term Incentive Awards - Performance Calculation

As described and shown previously under 2023 Executive Performance Plan Results, the Committee concluded Company performance was at the threshold level for 2023.

For NEOs with an individual performance portion, the individual performance was determined by the CEO and the Compensation Committee. Individual ratings are based on five levels- 5=maximum; 4=target+; 3=target; 2=threshold+; 1=threshold. Among other things, the CEO and the Committee considered: each individual’s responsibilities as included in the budget, wherever applicable; each individual’s responsibilities for prior year results, wherever applicable; and various goals and targets previously set by the CEO, the Committee and the individual at the beginning of the fiscal year, including personal accountability for critical performance with respect to standard banking industry company metrics, such as deposit growth, loan growth, credit quality, efficiency ratio, and other such goals. The use of individual goals represents the clear assignment by the Committee of direct personal accountability for specific financial, organizational, operational and risk management objectives, the attainment of which contribute significantly to the Company’s performance. We believe the assignment of personal accountability in the form of individual goals has strengthened the effectiveness of our executive compensation program and has a positive impact on the performance of our named executive officers.

The following table shows the cash portion of the EPP as calculated (Messrs. Kennedy's and Cavallaro's weighting was 100% based on Company performance and the other named executive officers' weighting was 75% based on Company performance).

Named Executive Officer	2023 Base Salary Rate	Company Weighting	Company Related Award as a % of Salary	Individual Weighting	Individual Related Award as a % of Salary	Total STI (Cash) Paid for 2023	Total Calculated Award as a % of Salary
Douglas L. Kennedy President and Chief Executive Officer	$823,000	100%	45.00%	0%	0.00%	$370,350	45.00%
Frank A. Cavallaro Senior EVP, Chief Financial Officer	$375,000	100%	30.00%	0%	0.00%	$112,500	30.00%
Robert A. Plante EVP, Chief Operating Officer	$379,600	75%	16.88%	25%	7.50%	$92,528	24.38%
John P. Babcock Senior EVP, President of Private Wealth Management	$565,800	75%	22.50%	25%	12.50%	$198,030	35.00%
Gregory M. Smith Senior EVP, President of Commercial Banking	$369,200	75%	22.50%	25%	12.50%	$129,220	35.00%

Long Term Incentive Awards (Restricted Stock Units or Restricted Phantom Stock Units)

The LTI plan is split between performance-based and time-based vesting. The LTI portion of the plan provides annual restricted stock or phantom stock awards, with the shares or units granted anywhere from a threshold amount to a maximum amount, considering Company performance as well as individual performance. The performance-based shares will cliff vest at the conclusion of a three-year period provided that certain targets relative to the compensation peer group have been achieved. The time-based shares vest ratably over three years (for 2019 grants and five years for the 2020, 2021, 2022, and 2023 grants). These grants are intended to motivate executives to focus on the achievement of the Company’s long-term strategic plan and to further align Company executives with shareholders. For the March 2023 LTI (restricted stock unit incentive) grants, the percentage subjected to cliff vesting at the end of a three-year performance period was increased to 60% of the grant, with 40% time vested over the prospective period.

LTI Plan	% of Grant	Performance Metric	Vesting Length	Vesting Type	Grant Value Determination	# of shares vested
	NEOs
Time-Vested Shares	40%	n/a	3 years (1)	Ratable	Prior year’s Company and individual performance considered	100% of shares granted ratably over the prospective period
Performance-Vested Shares	60%	3-yr relative EPS Growth, TSR, and credit quality (for 2023 grants) (2)	3 years (3)	Cliff	Prior year’s Company and individual performance considered	Threshold	Target	Maximum
						25th percentile = approximately 55% of grant	50th percentile = 100% of grant	75th percentile of = approximately 165% of grant
(1)
The plan calls for the vesting of awards over three years, however, the Committee decided, beginning in 2020 to increase the vesting to a five-year period.
(2)
The 2023 restricted stock unit awards for the performance-vested portion are measured based on four metrics assessed relative to peers. The metrics and their weightings (as a percentage of the performance-vested portion of the award) are as follows:
a.
40% EPS Growth
b.
40% Total Shareholder Return
c.
20% Two Credit Quality metrics

(3)
Depending on performance relative to peers, vesting can be as low as zero.

Our LTI awards are designed to focus our executives on long-term performance and shareholder value. We granted long-term incentive awards to Messrs. Plante, Babcock and Smith in March 2023 based on 2022 Company and individual performance. Individual performance was not considered for Mr. Kennedy since the grants to him were entirely based on the performance of the Company. As noted previously, Mr. Cavallaro did not receive a LTI grant in March 2023 due to his hiring in late 2022. The individual performance of the other named executive officers was determined by the CEO and agreed to by the Committee. Among other things, the CEO considered the same criteria as was utilized in the determination for short-term incentive awards.

The following table shows the income targets at various levels compared to the actual 2022 performance of the Company and the corresponding Company performance achievement as it relates to payouts for the annual LTI (restricted stock units) awards in March 2023. Company performance related to long-term incentive awards is based on pre-tax income before provision for loan losses and earnings per share, as reported and as adjusted by the Compensation Committee for purposes of determining Company performance under the Executive Performance Plan. Adjustments may include non-budgeted revenue or expense that was “special” in nature and/or beyond the reasonable control of management.

	2022 Budget	2022 as reported	2022 as adjusted (1)	Company Performance 2022 as reported as % of Budget	Company Performance 2022 as adjusted as % of Budget
Pretax Income before provision for loan losses	$89.37	$108.70	$118.38	122%	132%
Diluted earnings per share (EPS)	$2.99	$4.00	$4.38	134%	146%

(1)
As adjusted was disclosed and described fully in the Company’s 2023 Proxy.

2022 Budget achievement was based on EPS weighted at 60% and pre-tax income before provision for loan losses weighted at 40%. Based on these weightings, the Company’s 2022 performance was 29% over budget as reported, and 41% over budget as adjusted, and deemed to be at maximum. Additionally, results compared to the prior year and results compared to various peer groups are consistent with such determination.

The following tables detail the grant opportunity, and the actual grant value.

	Performance		Grant Opportunities			Grant Value
Named Executive Officer	Company	Individual	Threshold	Target	Max	$ Value	% of Base Salary	% of Target
Douglas L. Kennedy President and Chief Executive Officer	100%	0%	75%	120%	185%	$1,352,333	185%	154%
Frank A. Cavallaro (1) Senior EVP, Chief Financial Officer	100%	0%	70%	110%	170%	(1)	(1)	(1)
Robert A. Plante EVP, Chief Operating Officer	75%	25%	45%	70%	115%	$419,725	115%	164%
John P. Babcock Senior EVP, President of Private Wealth Management	75%	25%	70%	110%	170%	$926,478	170%	155%
Gregory M. Smith Senior EVP, President of Commercial Banking	75%	25%	70%	110%	170%	$603,472	170%	155%
(1)
Mr. Cavallaro became Senior EVP, Chief Financial Officer on November 10, 2022. Mr. Cavallaro did not receive any LTI (restricted stock units) under the Company's Executive Performance Plan, as he joined the Company during the last quarter of 2022. He did receive a $150,000 restricted stock unit award with a three-year time-vest payment.

The following table sets forth the awards of restricted stock units granted in March 2023 to our named executive officers based on 2022 performance. For the named executive officers, 60% (previously 50%) of the awards will vest based on three-year relative EPS growth and total shareholder return and the achievement of certain credit quality metrics compared to the compensation peer group, and the other 40% (previously 50%) will vest ratably over a five-year period. For the March 2023 restricted stock unit incentive (LTI) grants, the percentage subjected to cliff vesting at the end of a three-year performance period was increased to 60% of the grant, with 40% time-based vesting over the prospective period. For performance-based shares, vesting can be as low as zero, depending on performance.

Grant at Target	Total LTI			Time-Vested RSUs		Performance-Vested RSUs
Named Executive Officer	Dollar Value	Number of Shares	% of Base Salary	Dollar Values	Number of Shares	Dollar Values	Number of Shares
Douglas L. Kennedy President and Chief Executive Officer	$1,352,333	43,680	185%	$540,933	17,472	$811,400	26,208
Frank A. Cavallaro (1) Senior EVP, Chief Financial Officer	(1)	(1)	(1)	(1)	(1)	(1)	(1)
Robert A. Plante EVP, Chief Operating Officer	$419,725	13,557	115%	$167,896	5,423	$251,829	8,134
John P. Babcock Senior EVP, President of Private Wealth Management	$926,478	29,925	170%	$370,591	11,970	$555,887	17,955
Gregory M. Smith Senior EVP, President of Commercial Banking	$603,472	19,492	170%	$241,395	7,797	$362,077	11,695
(1)
Mr. Cavallaro became Senior EVP, Chief Financial Officer on November 10, 2022. Mr. Cavallaro did not receive any LTI (restricted stock units) under the Company's Executive Performance Plan, as he joined the Company during the last quarter of 2022. He did receive a $150,000 restricted stock unit award with a three-year time-vest payment.

Deferred Compensation Retention Award

In 2017, the Company instituted a retention tool for Mr. Kennedy and Mr. Babcock. The Deferred Compensation Retention Award is a cash-based retention award, with contributions made to the plan over a five-year period. Beginning with the third quarter of 2017 and through the second quarter of 2022, quarterly contributions of $50,000 for Mr. Kennedy and $25,000 for Mr. Babcock were made as the executives were each actively employed at the time of contribution. Vesting occurred ratably over the first three years. As of July 1, 2022, the plan was renewed for an additional five years with quarterly contributions beginning in the third quarter of 2022 and through and including the second quarter of 2027 of $100,000 for Mr. Kennedy and $50,000 for Mr. Babcock, assuming certain criteria are met, including the executive being actively employed at the time of contribution. The account balance receives interest crediting based on the Wall Street Journal prime rate, provided that the rate will not exceed 7.5%.

Named Executive Officer	2023 Contribution
Douglas L. Kennedy President and Chief Executive Officer	$400,000
Frank A. Cavallaro Senior EVP, Chief Financial Officer	$-
Robert A. Plante EVP, Chief Operating Officer	$-
John P. Babcock Senior EVP, President of Private Wealth Management	$200,000
Gregory M. Smith Senior EVP, President of Commercial Banking	$-

The Committee determined a retention award based in cash instead of stock was appropriate because of the substantial stock ownership of the top executives. The current equity ownership of these executives is well in excess of the Company’s stock ownership guidelines.

Benefits/Other Compensation

The Company provides bank-sponsored insurance and retirement benefit plans for our named executive officers. The benefit packages are designed to assist named executive officers in providing for their financial security.

The Company provides retirement benefits to named executive officers through a combination of plans that are qualified and nonqualified under the Internal Revenue Code of 1986, as amended (the “Code”). The Company has established a qualified defined contribution plan under Section 401(k) of the Code, covering substantially all salaried employees over the age of 21 with at least twelve months of service and whose participation is not prohibited by the 401(k)

plan. Under the savings portion of the 401(k) plan, employees may contribute up to 15% of their base pay (up to a maximum of $22,500 in 2023). Annually, the Company makes a matching contribution equal to 50% of the first 6% of an employee’s salary, plus up to an additional 3% employer contribution for all employees, on a discretionary basis. The Committee believes that employees require 401(k) plans, and that to attract and retain able employees the Company must offer these benefits to its employees, including its named executive officers.

The named executive officers receive the same employer-provided health and welfare insurance available to all full-time employees, which includes health, dental, vision, disability and basic group life insurance.

The Company has also purchased bank-owned life insurance and entered into a split-dollar plan with certain named executive officers and certain other employees to provide current and post-employment life insurance that ranges from $25,000 to 2.5 times the participant’s annual base salary. A life insurance benefit of 2.5 times a named executive officer’s annual base salary vests if prior to the termination of employment there is a change in control or the named executive officer becomes disabled. A benefit of 2.5 times the named executive officer’s salary is paid if the participant dies while employed by the Company. Certain named executive officers are also entitled to a vested post-employment life insurance benefit based on years of service and age as of the date of termination of employment. This vested benefit includes a minimum benefit of $25,000, or a range of 1.0 times base annual salary at age 50 to a maximum of 2.5 times annual base salary at age 60, in each case after completion of 15 years of service. Bank-owned life insurance assists the Company in offsetting the rising costs of employee benefits by providing the Company with current income prior to the death of an insured, and a lump-sum payment upon the death of an insured. The Company owns the cash surrender value of the policies and records the increases in the cash surrender value as income. Upon the death of an insured, the Company will receive cash equal to the cash surrender value of the policy and excess life insurance over the amount paid to the insured’s beneficiary. The Committee believes that bank-owned life insurance is a good investment for the Company and provides a supplementary life insurance benefit for many of our officers, including our named executive officers.

Employment Agreements

We maintain employment agreements with each of Messrs. Kennedy, Cavallaro, Babcock and Smith.

The employment agreements provide for three-year terms which extend for one additional year on each January 1st so that the remaining term will become three years unless the Bank and/or the Company or the executive provides written notice to the other at least 30 days prior to a renewal date. The employment agreements provide the title and initial base salary for each participant. The base salaries may be increased but not decreased unless written consent is received from the executive. In addition to base salary, the employment agreements provide for, among other things, participation in bonus, short and long-term incentive programs and other benefit plans and arrangements applicable to executive officers.

Under the employment agreements, the Bank and/or the Company may terminate the executive’s employment for “cause” (as defined in the agreement) at any time, in which event the executive would have no right to receive compensation or other benefits for any period after the executive’s termination of employment. Certain events resulting in the executive’s termination of employment entitle the executive to severance benefits. In the event of the executive’s involuntary termination of employment or voluntary termination for “good reason” (as defined in the agreement), then the executive would be entitled to a severance payment equal to the greater of (1) two times the executive’s base salary or (2) the amount of base salary that the executive would have earned had the executive remained employed for the remaining term. The severance payments will be payable in equal installments in accordance with the Bank’s regular payroll practices over a two-year period.

If on or within 24 months following a change in control of the Company or the Bank, either (i) the executive’s employment is involuntarily terminated by the Company or the Bank (other than for cause) or (ii) the executive voluntarily resigns for good reason (as defined in the agreements), the executive would become entitled to a cash lump sum severance payment, payable within 30 days following the executive’s date of termination of employment. The amount of the severance payment will equal three times the sum of (a) the executive’s annual base salary, plus (b) the greater of (x) the executive’s average annual cash bonus (at a minimum of target) for the three annual performance periods immediately preceding the executive’s date of termination or (y) the annual bonus paid to the executive for the most recent annual performance period. In addition to the severance payment and provided that the executive timely elects coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), for a period of 18 months following the executive’s termination of employment, the Bank will pay the executive consecutive monthly cash payments equal to the monthly cost of the executive’s COBRA premiums for the level of coverage previously in effect for the executive (including the executive’s spouse and dependents) under the Bank’s group health plan. Following the end of the 18-month period, if the executive secures an individual policy for health care coverage, the Bank will continue to reimburse the executive for the monthly cost of such coverage for an additional 18 months, provided that the amount of such monthly reimbursement will not exceed the monthly cost of COBRA.

Upon termination of the executive’s employment (other than following a change in control), the executive will be subject to certain restrictions on the executive’s ability to compete or to solicit business or employees of the Bank and the Company for a period of one year following the executive’s termination of employment. The employment agreements also include provisions protecting the Company’s and Bank’s confidential business information.

Change in Control Agreement

We maintain a change in control agreement with Mr. Plante. The change in control agreement has a term that extends automatically for one additional year each January 1st, so that the remaining term is two years, unless either the Bank and/or the Company or the executive gives written notice at least 60 days prior to the renewal date that the agreement will not be renewed. Notwithstanding the foregoing, if the Company or the Bank enters into a transaction that would be considered a change in control as defined under the agreement, the term of the agreement would extend automatically so that it would expire no less than two years beyond the effective date of the change in control.

In the event of the executive’s involuntary termination of employment for a reason other than for cause or upon the executive’s voluntary termination for good reason upon or within two years following the effective date of a change in control of the Company or the Bank, the executive would be entitled to a severance payment equal to the sum of two times the executive’s base salary in effect as of the date of termination or immediately prior to the change in control, whichever is higher, plus two times the greater of (1) the executive’s average annual cash bonus (but not less than target) for the three annual performance periods preceding the date of termination of employment or (2) the annual bonus paid to the executive for the most recent annual performance period. Such payment is payable in a lump sum within 30 days following the executive’s date of termination. In addition, provided the executive is eligible and timely elects continuing coverage under COBRA, the Bank will pay the executive consecutive monthly COBRA premium reimbursement payments for the level of coverage in effect for the executive (including the executive’s spouse and dependents) under the Bank’s group health plan for 18 months following the executive’s termination of employment.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and based on such review and discussions the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in Peapack-Gladstone’s Annual Report on Form 10-K and the Proxy Statement.

The Compensation Committee

of the Board of Directors

F. Duffield Meyercord, Chair

Patrick M. Campion

Anthony J. Consi, II

Tony Spinelli

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for Peapack-Gladstone’s named executive officers. For a summary of the Committee’s decisions on compensation awarded to our named executive officers in 2023, see the “Compensation Discussion and Analysis” above.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Retention Award Plan ($)	All Other Compensation ($)(3)	Total ($)
Douglas L. Kennedy	2023	823,000	-	1,352,333	370,350	35,724	422,920	3,004,327
President & CEO of Peapack-	2022	731,000	-	1,352,326	657,900	6,202	322,620	3,070,048
Gladstone and the Bank	2021	731,000	-	886,108	657,900	-	248,649	2,523,657
Frank A. Cavallaro (4)	2023	375,000	-	149,970	112,500	-	38,077	675,547
Senior Executive Vice	2022	57,693	200,000	-	-	-	-	257,693
President and CFO of Peapack-
Gladstone and the Bank
Robert A. Plante	2023	379,600	-	419,725	92,528	-	19,800	911,653
Executive Vice President	2022	365,000	-	419,741	164,250	-	19,800	968,791
and Chief Operating Officer	2021	365,000	-	269,132	164,250	-	17,400	815,782
of Peapack-Gladstone
and the Bank
John P. Babcock	2023	565,800	-	926,478	198,380	17,862	222,326	1,930,846
Senior Executive Vice President	2022	545,000	-	926,477	327,000	3,101	172,094	1,973,672
of Peapack-Gladstone	2021	545,000	-	626,698	327,000	-	133,824	1,632,522
and President of Private
Wealth Management
Gregory M. Smith	2023	369,200	-	603,472	129,220	-	19,800	1,121,692
Senior Executive Vice	2022	355,000	-	577,981	213,000	-	19,800	1,165,781
President and President of	2021	340,000	-	235,952	204,000	-	17,400	797,352
Commercial Banking of
Peapack-Gladstone and the Bank

(1)
Represents the aggregate grant date fair value of restricted stock awards in accordance with ASC 718 and are based on a Peapack-Gladstone stock price on the date of grant.
(2)
Amounts represent short-term incentive awards (cash) paid in the first quarter of 2024 under our EPP based on 2023 performance achievement. See “Compensation Discussion and Analysis - Short-Term Incentive Awards - Performance Calculation” for a discussion of how these payments were calculated.
(3)
The following table itemizes the compensation in this column for 2023. The table excludes perquisites that did not exceed $10,000 in the aggregate for each named executive officer.

Name	Company Contributions to 401(k) Plan	Deferred Retention Award Plan (A)	BOLI Premiums	Accommodation Assistance	Total
Douglas L. Kennedy	$19,800	$400,000	$3,120	$-	$422,920
Frank A. Cavallaro	-	-	-	38,077	38,077
Robert A. Plante	19,800	-	-	-	19,800
John P. Babcock	19,800	200,000	2,526	-	222,326
Gregory M. Smith	19,800	-	-	-	19,800

(4) Mr. Cavallaro became Senior EVP, Chief Financial Officer on November 10, 2022. In connection with his hire, he received a $200,000 cash payment and a $150,000 restricted stock unit award with a three-year time-based vesting.

(A)
This is a defined contribution plan with annual cash contributions of $400,000 for Mr. Kennedy and $200,000 for Mr. Babcock. The account balance receives interest based on the Wall Street Journal prime rate.

Grants of Plan-Based Awards

The following tables set forth additional detail regarding 2023 incentive compensation non-equity (cash) and stock award grants under the Executive Performance Plan.

	Estimated Payouts Under the Short Term
	(Cash) Incentive Plan
Name (1)	Threshold ($) (2)	Target ($) (3)	Maximum ($) (4)	Actual Cash Payments ($) (5)
Douglas L. Kennedy	$370,350	$493,800	$740,700	$370,350
Frank A. Cavallaro	112,500	150,000	225,000	112,500
Robert A. Plante	85,410	113,880	117,820	92,528
John P. Babcock	170,040	226,720	340,080	198,380
Gregory M. Smith	110,760	147,680	221,520	129,220

(1)
For 2023, Messrs. Kennedy and Cavallaro cash incentive was based solely on Company performance and Messrs. Plante, Babcock and Smith cash incentive was based 75% on Company performance and 25% on individual performance.
(2)
Assuming both Company and individual performance are rated at Threshold.
(3)
Assuming both Company and individual performance are rated at Target.
(4)
Assuming both Company and individual performance are rated at Maximum.
(5)
Actual cash payments were based on Company performance at Threshold. Messrs. Kennedy's and Cavallaro's payments are based solely on Company performance (Threshold). Individual performance was rated at Target+ or Target for Messrs. Babcock, Smith and Plante. See “Compensation Discussion and Analysis – Short-Term Incentive Awards (Cash).”

	Grants Under the Long Term (Stock) Incentive Plan on March 20, 2023
					Grant Date
	Performance Based Awards			Time Vested LTI:	Fair Value of
Name	Threshold (#)	Target (#) (1)	Maximum (#)	Number of Units (2)	Stock Awards (3)
Douglas L. Kennedy	14,414	26,208	43,243	17,472	$1,352,333
Frank A. Cavallaro (4)	(4)	(4)	(4)	(4)	(4)
Robert A. Plante	4,474	8,134	13,421	5,423	419,725
John P. Babcock	9,875	17,955	29,626	11,970	926,478
Gregory M. Smith	6,432	11,695	19,297	7,797	603,472

(1)
Target represents number of restricted stock units granted. The awards cliff vest after a three-year period from zero to maximum based on the achievement of various metrics, including EPS growth, total shareholder return, and credit quality metrics relative to a peer group.
(2)
Represents number of restricted stock units granted. The awards are time-based and vest in five equal annual installments beginning on the anniversary of the date of grant.
(3)
The grant date fair value is based on Peapack-Gladstone’s stock price of $30.96 on the date of grant. See “Compensation Discussion and Analysis – Long Term Incentive Awards (Restricted Stock Units).”

(4)
Mr. Cavallaro became Senior EVP, Chief Financial Officer on November 10, 2022. Mr. Cavallaro did not receive any LTI (restricted stock units) under the Company's Executive Performance Plan, as he joined the Company during the last quarter of 2022. He did receive a $150,000 restricted stock unit award with a three-year time-vest payment.

Outstanding Equity Awards at Fiscal Year-End

The following table represents restricted stock units outstanding for each named executive officer as of December 31, 2023. The market value of restricted stock units that have not vested is calculated using our closing market price of $29.82 as of December 31, 2023. There were no outstanding options for any of the named executive officers as of December 31, 2023.

	Stock Awards
Name	Grant Date	Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested
Douglas L. Kennedy	3/20/2020	13,033	(2)	$388,644
	3/20/2021	8,478	(2)	252,814
	3/20/2021	14,128	(3)	421,297
	3/20/2022	14,700	(2)	438,354
	3/20/2022	18,374	(3)	547,913
	3/20/2023	17,472	(2)	521,015
	3/20/2023	26,208	(4)	781,523
Frank A. Cavallaro	3/20/2023	4,844	(1)	144,448
Robert A. Plante	3/20/2020	4,055	(2)	120,920
	3/20/2021	2,575	(2)	76,787
	3/20/2021	4,291	(3)	127,958
	3/20/2022	4,563	(2)	136,069
	3/20/2022	5,703	(3)	170,063
	3/20/2023	5,423	(2)	161,714
	3/20/2023	8,134	(4)	242,556
John P. Babcock	3/20/2020	9,248	(2)	275,775
	3/20/2021	5,996	(2)	178,801
	3/20/2021	9,992	(3)	297,961
	3/20/2022	10,072	(2)	300,347
	3/20/2022	12,588	(3)	375,374
	3/20/2023	11,970	(2)	356,945
	3/20/2023	17,955	(4)	535,418
Gregory M. Smith	5/19/2019	5,325	(2)	158,792
	3/20/2020	5,854	(2)	174,566
	3/20/2021	2,258	(2)	67,334
	3/20/2021	3,762	(3)	112,183
	3/20/2022	6,283	(2)	187,359
	3/20/2022	7,853	(3)	234,176
	3/20/2023	7,797	(2)	232,507
	3/20/2023	11,695	(4)	348,745

(1)
Vests in three equal annual commencing on the first anniversary of the date of grant and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a change in control, all restricted stock units immediately vest.
(2)
Vests in five equal annual installments beginning on the first anniversary of the date of grant and only if the executive continues to serve as an executive at such applicable vesting date. Upon termination of employment by reason of death, disability or retirement, or upon a change in control, all restricted stock units immediately vest.
(3)
Performance-based restricted stock units, which will cliff vest in three years based on the achievement of EPS growth, liquidity and credit quality metrics over a three-year period compared to an established peer group. Upon termination of employment by reason of death or disability, the restricted stock units will vest at target. Upon a change in control, restricted stock units will vest at the greater of the target level or the level determined after conducting the performance calculation.

(4)
Performance-based restricted stock units, which will cliff vest in three years based on the achievement of EPS growth, total shareholder return and credit quality metrics over a three-year period compared to an established peer group. Upon termination of employment by reason of death or disability, the restricted stock units will vest at target. Upon a change in control, restricted stock units will vest at the greater of the target level or the level determined after conducting the performance calculation.

Option Exercises and Stock Vested

The following table represents the vesting of restricted stock units during 2023. There were no stock options exercised by any named executive officers in 2023.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized On Vesting (1)
Name	(#)	($)
Douglas L. Kennedy	55,132	1,704,763
Frank A. Cavallaro	-	-
Robert A. Plante	17,258	533,189
John P. Babcock	39,064	1,207,756
Gregory M. Smith	17,068	509,033

(1)
The value realized upon vesting is equal to the closing market price of the Company’s common stock on the date of vesting multiplied by the number of shares vested. In each case, the amount reported is the aggregate of shares vesting from more than one grant of restricted stock.

Nonqualified Deferred Compensation

	Executive Contributions in 2023	Company Contributions in 2023	Aggregate Earnings in 2023	Aggregate Withdrawals/Distributions	Aggregate Balance as of December 31, 2023
Name	($)	($)	($) (1)	($)	($)
Douglas L. Kennedy	-	400,000	119,081	-	1,859,095
Frank A. Cavallaro	-	-	-	-	-
Robert A. Plante	-	-	-	-	-
John P. Babcock	-	200,000	59,541	-	929,547
Gregory M. Smith	-	-	-	-	-

(1) Above market interest of $35,724 for Mr. Kennedy and $17,862 for Mr. Babcock are included in the summary compensation table.

Pay Versus Performance

In accordance with applicable SEC rules, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The

Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Douglas L. Kennedy (1)	Compensation Actually Paid to Douglas Kennedy (1), (2), (3)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (1), (2), (3)	Value of Initial Fixed $100 Investment based on: (4)		Net Income (In Millions)	Diluted EPS Compared to Peer Group (5)
					Company TSR	Peer Group TSR
2023	$3,004,327	$2,413,310	$1,159,935	$925,306	$99.35	$115.64	$48.85	$2.71
2022	$3,070,048	$3,239,967	$1,380,828	$1,416,241	$123.13	$116.10	$74.25	$4.00
2021	$2,523,657	$3,753,878	$1,103,177	$1,711,909	$116.44	$124.74	$56.62	$2.93
2020	$2,214,020	$2,499,668	$1,016,938	$1,118,518	$74.39	$91.29	$26.19	$1.37
1.
Douglas L. Kennedy was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for the 2023 year presented was Frank A. Cavallaro, John P. Babcock, Robert A. Plante, and Gregory M. Smith. The individuals comprising the Non-PEO NEOs for the 2020, 2021 and 2022 years presented were Jeffrey J. Carfora, John P. Babcock, Robert A. Plante, and Gregory M. Smith.
2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.
4.
The Peer Group TSR set forth in this table utilizes the KBW NASDAQ Regional Banking Index , which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the KBW NASDAQ Regional Banking Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
5.
We determined Diluted EPS Growth Compared to Peer Group to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023 and in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Year	Summary Compensation Table Total for Douglas L. Kennedy	Exclusion of Stock Awards for Douglas L. Kennedy	Inclusion of Equity Values for Douglas L. Kennedy	Compensation Actually Paid to Douglas L. Kennedy
2023	$3,004,327	$(1,352,333)	$761,316	$2,413,310

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs	Average Inclusion of Equity Values for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs
2023	$1,159,935	$(524,911)	$290,282	$925,306

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Douglas L. Kennedy	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Douglas L. Kennedy	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Douglas L. Kennedy	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Douglas L. Kennedy	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Douglas L. Kennedy	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Douglas L. Kennedy	Total - Inclusion of Equity Values for Douglas L. Kennedy
2023	$1,274,224	$(499,551)	$-	$(13,357)	$-	$-	$761,316

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs	Total - Average Inclusion of Equity Values for Non-PEO NEOs
2023	$495,076	$(182,582)	$-	$(22,212)	$-	$-	$290,282

Relationship Between Compensation Actually Paid and Company Total Shareholder Return (“TSR”) and Peer Group TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the four most recently completed fiscal years, and the cumulative TSR of the KBW NASDAQ Regional Banking Index over the same period.

Relationship Between Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

Relationship Between Compensation Actually Paid and Diluted EPS

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and Diluted EPS during the four most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Diluted EPS
Compensation Actually Paid ($ Millions)
0
1
1
2
2
3
3
4
4
Diluted EPS
$0
$1
$2
$3
$4
$5
2.5
1.1
1.37
3.8
1.7
2.93
3.2
1.4
4.00
2.4
0.9
2.71
2020
2021
2022
2023
Fiscal Year
Douglas L. Kennedy Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Diluted EPS

List of Most Important Financial Performance Measures

The following presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2023 to Company performance. The measures in this table are not ranked.

•
Pre-Tax Income Before Provision for Credit Losses Compared to Budget/Target
•
Diluted Earnings per Share (EPS) Compared to Budget/Target
•
Diluted Earnings per Share (EPS) Growth Compared to Peer Group
•
TSR Compared to Peer Group
•
Credit Quality (Allowance for Credit Losses / Total Loans) Compared to Peer Group
•
Credit Quality (Non-Performing Assets / Total Assets) Compared to Peer Group
•
Liquidity (Cash & Securities / Total Assets) Compared to Peer Group
•
Liquidity (Loan / Deposit Ratio) Compared to Peer Group

CEO Pay Ratio

As required by Item 402(u) of SEC Regulation S-K, we are providing the following information:

For fiscal 2023, our last completed fiscal year:

▪
The median of the annual total compensation of all employees of our Company was $98,521; and
▪
The annual total compensation of Mr. Kennedy, our Chief Executive Officer, was $3,004,327.

Based on this information, the ratio for 2023 of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees is 30 to 1.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

1.
As of December 31, 2023, our employee population consisted of approximately 522 individuals, including any full-time, part-time, temporary, or seasonal employees employed on that date.
2.
To find the median of the annual total compensation of all our employees, we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for 2023. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2023, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.
3.
We identified a median cohort of 16 employees using this compensation measure and methodology. For the median cohort, we added together all of the elements of such employees’ compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
4.
Based on the total compensation calculation outlined in Step 3, we selected the employee within the median cohort with the median total compensation.
5.
With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

Peapack-Gladstone and the Bank maintain employment agreements with Messrs. Kennedy, Cavallaro, Babcock and Smith, which set forth the terms of employment of the officers and provide for benefits in the event of termination without “cause.” Peapack-Gladstone and the Bank have also entered into a change in control agreement with Mr. Plante, which provides for benefits in the event a termination without “cause” or for “good reason” during a specified period following a merger or acquisition of Peapack-Gladstone. A detailed description of the employment agreements and change in control agreement may be found in the Compensation Discussion and Analysis section of this proxy under “Compensation Discussion and Analysis - Employment Agreements” and “Change in Control Agreement.”

The following table shows the potential payments under each named executive officer’s employment agreement or change in control agreement if he had terminated employment with the Company effective December 31, 2023, under each of the following retirement or termination circumstances: (1) death or disability; (2) voluntary resignation or dismissal for cause; (3) retirement; (4) dismissal without cause; and (5) dismissal without cause or resignation for good reason following a change in control of Peapack-Gladstone. These payments are considered estimates as they contain some assumptions regarding stock price, life expectancy, salary and non-incentive compensation amounts and income tax rates and laws.

Compensation and/or Benefits Payable Upon Termination	Death or Disability	Voluntary Resignation or Dismissal For Cause	Retirement	Dismissal Without Cause (no Change in Control) (1) (2)	Dismissal Without Cause or Resignation For Good Reason (following a Change in Control) (1) (2) (3)
Douglas L. Kennedy
Cash Severance	$-	$-	$-	$1,646,000	$4,442,700
Equity Acceleration (4)	3,351,560	-	3,351,560	-	3,351,560
Welfare Benefits Continuation	-	-	-	-	42,401
Life Insurance Benefit (5) (6)	1,250,000	-	-	-	290,249
Total Benefit	$4,601,560	$-	$3,351,560	$1,646,000	$8,126,910
Frank A. Cavallaro
Cash Severance	$-	$-	$-	$750,000	$1,725,000
Equity Acceleration	144,448	-	144,448	-	144,448
Welfare Benefits Continuation	-	-	-	-	55,223
Life Insurance Benefit (5) (6)	-	-	-	-	-
Total Benefit	$144,448	$-	$144,448	$750,000	$1,924,671
Robert A. Plante
Cash Severance	$-	$-	$-	$-	$1,087,700
Equity Acceleration (4)	1,036,067	-	1,036,067	-	1,036,067
Welfare Benefits Continuation	-	-	-	-	43,530
Life Insurance Benefit (5) (6)	-	-	-	-	-
Total Benefit	$1,036,067	$-	$1,036,067	$-	$2,167,297
John P. Babcock
Cash Severance	$-	$-	$-	$1,131,600	$2,678,400
Equity Acceleration (4)	2,320,621	-	2,320,621	-	2,320,621
Welfare Benefits Continuation	-	-	-	-	32,481
Life Insurance Benefit (5) (6)	1,250,000	-	-	-	122,694
Total Benefit	$3,570,621	$-	$2,320,621	$1,131,600	$5,154,196
Gregory M. Smith
Cash Severance	$-	$-	$-	$-	$1,164,400
Equity Acceleration (4)	1,515,662	-	1,515,662	-	1,515,662
Welfare Benefits Continuation	-	-	-	-	57,948
Life Insurance Benefit (5) (6)	-	-	-	-	-
Total Benefit	$1,515,662	$-	$1,515,662	$-	$2,738,010

(1)
The term “cause” generally means: (i) a material failure to perform the duties assigned to the named executive officer related to the named executive officer's position or imposed upon the named executive officer by applicable law, and such failure to perform constitutes self-dealing, willful misconduct or recklessness; (ii) committing an act of dishonesty in the performance of the named executive officer’s duties related to the named executive officer’s position or engaging in conduct materially detrimental to the business of the Bank; (iii) a conviction of a felony or misdemeanor involving moral turpitude; (iv) a material failure to perform the named executive officer’s duties related to the named executive officer’s position, which such breach or failure is not remedied by the named executive officer within 30 days after written demand from the Bank; (v) a knowing failure to follow lawful, written directives of the Board of Directors of the Company and/or the Bank; or (vi) engagement in any material employment act or practice, including but not limited to, sexual harassment, forbidden by the Bank in its employment manual.

(2)
The term “change in control” generally means: (i) the acquisition by any one person, or more than one person acting as a group, of stock of the Bank or the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the Bank’s or the Company’s stock; (ii) the acquisition by any one person, or more than one person acting as a group, during a 12-month period ownership of stock of the Bank or the Company possessing 30% or more of the total voting power of the Bank’s or the Company’s stock; (iii) a change in the board of the Bank or the Company such that, during any 12-month period, a majority of the directors are replaced by the directors whose appointment or election is not endorsed by a majority of the members of the board prior to the appointment or election; (iv) a change in ownership by any one person, or more than one person acting as a group, of a substantial portion of the Bank’s or the Company’s assets.
(3)
The term “good reason” generally means: (i) a material reduction in the named executive officer’s base salary; (ii) a material reduction in the named executive officer’s authority, duties or responsibilities from the position and attributes associated with the named executive officer’s position; (iii) a change in the named executive officer’s primary office or location resulting in an increase in the named executive officer’s commute of 25 miles or more; or (iv) a material breach of the named executive officer’s employment or change in control agreement, as applicable, by the Bank.
(4)
Our 2012 Long-Term Stock Incentive Plan and 2021 Long-Term Incentive Plan, and the applicable award agreements, provide that equity awards assumed by any acquiror will vest only upon specified termination events following a change in control. If awards are not assumed by the acquiror, then outstanding awards will vest upon the change in control. With respect to awards assumed by the surviving entity in connection with a change in control, if the grantee’s employment is terminated without cause or, in certain cases, if the grantee resigns for good reason, within two years after the effective date of the change in control, then the grantee’s outstanding options become fully vested, and unless otherwise provided in the agreement, outstanding performance-based awards will be deemed to have been earned at the target level, or at a level in excess of target in the Committee’s discretion, and paid on a pro-rated basis based upon the length of time the grantee was employed during the performance period. The value of equity acceleration reported is based on the market price of $29.82 as of December 31, 2023.
(5)
Peapack-Gladstone has purchased bank-owned life insurance and entered into a split-dollar plan with certain named executive officers and certain other employees to provide current and post-employment life insurance in an amount that ranges from $25,000 to 2.5 times the executive’s annual base salary. A benefit of 2.5 times the executive’s salary, which is represented in under the death or disability column is paid if the executive dies while employed by Peapack-Gladstone. The life insurance benefit of 2.5 times the executive's annual base salary vests if the executive becomes disabled prior to the termination of employment.
(6)
The life insurance benefit at dismissal without cause or resignation for good reason following a change in control represents the imputed income from December 31, 2022 through the end of the executive’s plan participation year (calculated on an actuarial basis) under Peapack-Gladstone’s Split-Dollar Plan. Upon a change in control, the executive would vest in the benefit of 2.5 times the executive’s annual base salary.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities and Exchange Act requires that Peapack-Gladstone’s executive officers, and directors and persons who own more than ten percent of a registered class of Peapack-Gladstone’s common stock, file reports of ownership and changes in ownership with the SEC. Based upon copies of reports furnished by these insiders of Peapack-Gladstone, all Section 16(a) reporting requirements applicable to insiders during 2023 were satisfied on a timely basis except for one Form 4 that was filed late by each of Frank A. Cavallaro, Chief Financial Officer and Francesco S. Rossi, Chief Accounting Officer.

TRANSACTIONS WITH

RELATED PERSONS

Peapack-Gladstone uses the same policies and procedures for the review, approval and ratification of related persons transactions as described above under the caption “Director Independence.” In addition to the matters discussed above under the caption “Director Independence,” directors and officers and their associates were customers of and had transactions with the Bank during the year ended December 31, 2023, and it is expected that such persons will continue to have such transactions in the future. All deposit accounts, loans, and commitments comprising such transactions were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to Peapack-Gladstone, and, in the opinion of management of Peapack-Gladstone, did not involve more than normal risks of collectability or present other unfavorable features.

SHAREHOLDER PROPOSALS

New Jersey corporate law requires that the notice of shareholders’ meeting (for either a regular or special meeting) specify the purpose or purposes of such meeting. Thus, any substantive proposals, including shareholder proposals, must be referred to in Peapack-Gladstone’s notice of shareholders’ meeting for such proposal to be properly considered at a meeting of Peapack-Gladstone.

Proposals of shareholders which are eligible under the rules of the SEC to be included in Peapack-Gladstone’s year 2025 proxy materials must be received by the Secretary of Peapack-Gladstone no later than November 19, 2024.

Under new SEC Rule 14a-19, a shareholder intending to engage in a director election contest with respect to the Company’s annual meeting of shareholders to be held in 2024 must give the Company notice of its intent to solicit proxies by providing the names of its nominees and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. This deadline is March 1, 2025.

Under the terms of our bylaws, a shareholder who intends to nominate a person for election to our Board or to present an item of business at the 2025 Annual Meeting (other than a proposal submitted for inclusion in our proxy materials) must deliver to the Secretary of Peapack-Gladstone Bank written notice of such business, including the information specified in the bylaws, between December 31, 2024 and January 30, 2025. If Peapack-Gladstone advances its 2025 Annual Meeting date more than 30 days from the anniversary date of its 2024 Annual Meeting or delays it more than 70 days, then notice by the shareholder to be timely must be delivered not earlier than 90 days prior to the annual meeting date and not later than the close of business 10 days following the day on which the public announcement of the date of the meeting is made. If Peapack-Gladstone changes the date of its 2025 Annual Meeting in a manner that alters the deadline, Peapack-Gladstone will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change or notify its shareholders by another reasonable means.

OTHER MATTERS

The Board of Directors knows of no business that will be presented for consideration at the meeting other than that stated in this proxy statement. Should any other matter properly come before the meeting or any adjournment thereof, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

APPENDIX A

PEAPACK-GLADSTONE FINANCIAL CORPORATION

2024 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2024 Employee Stock Purchase Plan (the “Plan”) of Peapack-Gladstone Financial Corporation, a New Jersey corporation (the “Company”).

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with a convenient means to acquire common stock, no par value per share, of the Company (“Common Stock”) at a discount to market value to incentivize employees to increase ownership in and thereby share in the success of the Company. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Committee” means the Compensation Committee of the Board, or other committee designated by the Board to administer the Plan.

(c) “Compensation” means the base salary of an Employee reportable on Form W-2, including an Employee’s portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable from income pursuant to Section 125 of the Code.

(d) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board or its delegate, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided pursuant otherwise to a Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(e) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

(f) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s shareholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

(g) “Designated Subsidiaries” means Peapack-Gladstone Bank and any other Subsidiaries that have been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

(h) “Employee” means any person, including an Officer, who is an employee for tax purposes and who is employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” means, as of any date, the value of a Share of Common Stock determined as follows: (i) if such Common Stock is then quoted on the Nasdaq Stock Market, its closing price on the Nasdaq Stock Market on the date of determination as reported in The Wall Street Journal (or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used); (ii) if such Common Stock is publicly traded and is then listed on another national securities exchange, its closing price on the date of determination on such other national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal (or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used); (iii) if such Common Stock is publicly traded but is not quoted on the Nasdaq Stock Market nor listed or admitted to trading on another national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal (or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used); or (iv) if none of the foregoing is applicable, by other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith.

(k) “Offering Date” means the first business day of each Offering Period of the Plan.

(l) “Offering Period” means a period beginning on the Offering Date and ending on the Purchase Date, as set by the Committee, during which eligible Employees may set aside funds via payroll deductions to purchase Common Stock under the Plan; provided, however, that no Offering Period shall last longer than 27 months. The initial Offering Period will commence on July 1, 2024 and continue until September 30, 2024. Unless otherwise determined by the Committee, each subsequent Offering Period shall commence on the first fiscal quarter (e.g., January 1, April 1, July 1, and October 1) and end on the last business day of the fiscal quarter (e.g., March 31, June 30, September 30, and December 31).

(k) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(l) “Purchase Date” means the last day of each Offering Period.

(m) “Purchase Price” means with respect to an Offering Period an amount equal to 85% of the Fair Market Value of a Share of Common Stock on the Purchase Date, unless otherwise determined by the Committee. The Committee may in its discretion, and without shareholder approval, change the “Purchase Price” from the percentage set forth above, upon at least five (5) days’ notice prior to the Offering Date, provided that the Purchase Price may not be less than the lesser of (a) 85% of the Fair Market Value of a Share on the Offering Date and (b) 85% of the Fair Market Value of a Share on the Purchase Date.

(n) “Share” means a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

(o) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary of the Company, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary of the Company.

3. Administration. The Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and all participants, their heirs or legal representatives. The Committee may delegate its duties and authority to the Company’s Officers or Employees as it so determines.

4. Eligibility.

(a) Any Employee shall be eligible to participate in the Plan, subject to the requirements of Section 6(a) and the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) owns capital stock or holds options to purchase capital stock, or as a result of being granted an option under the Plan, would own stock or hold options to purchase capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company.

5. Offering Periods. The Plan shall be generally implemented by Offering Periods of three (3) months’ duration, commencing on or about the first business day of each fiscal quarter (or at such other time or times as may be determined by the Committee). The last day of the Offering Period shall be the last business day of each fiscal quarter (or such other date as may be determined by the Committee), which shall be the Purchase Date for such Offering Period. The Plan shall continue until terminated in accordance with Section 20 hereof. The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings and purchases without shareholder approval if such change is announced at least five (5) days prior to the beginning of the first Offering Period to be affected.

6. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s Executive Vice President, Chief Human Resources Officer (the “Designated Representative”) no later than the tenth (10th) business day prior to the Offering Date, unless a later time for filing the subscription agreement is set by the Committee for all eligible Employees. The subscription agreement shall set forth the percentage of the participant’s Compensation (subject to Section 7(a) below) to be paid as Contributions pursuant to the Plan. An eligible Employee who does not timely deliver a subscription agreement by the date specified in advance of the applicable Offering Date shall not participate in that Offering Period and shall not participate in any subsequent Offering Period unless such Employee enrolls in the Plan by timely delivering a subscription agreement to the Designated Representative prior to the Offering Date of the applicable, subsequent Offering Period. Once an Employee becomes a participant in an Offering Period, such Employee will automatically participate in the Offering Period commencing immediately following the last day of that Offering Period (without any requirement to file any additional subscription agreement) unless the Employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 12 below. Any participant who has not withdrawn from the Plan pursuant to Section 12 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the subsequent Offering Period.

(b) Payroll deductions shall commence on the first payroll period end date following the Offering Date and shall continue until the payroll period end date immediately preceding the Purchase Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 12.

7. Method of Payment of Contributions.

(a) A participant shall elect to have payroll deductions made on each payroll period end date during the Offering Period in one percent (1%) increments in an amount not less than one percent (1%) and not more than fifteen percent (15%) (or such other percentage as the Committee may establish from time to time before an Offering Date) of such participant’s Compensation on each payday during the Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

(b) A participant may discontinue his or her participation in the Plan as provided in Section 12, or, unless otherwise provided by the Committee, on one occasion only during an Offering Period may increase or decrease the rate of his or her Contributions with respect to the ongoing Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 4(b) herein, a participant’s payroll deductions may be decreased to 0% during any Offering Period scheduled to end during the current calendar year. Payroll deductions shall re-commence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 12.

8. Grant of Option. On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of Shares determined by dividing such Employee’s Contributions accumulated during such Offering Period prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided that in no event shall the number of Shares subject to any option granted pursuant to this Plan exceed the limitations set forth in Section 10 and provided further that such purchase pursuant to such option shall be subject to the limitations set forth in Section 4(b) and Section 14.

9. Exercise of Option. Unless a participant withdraws from the Plan or the participant’s participation in the Plan has otherwise terminated as provided in Section 12, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be issued. Any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 12 below. Any other amounts left over in a participant’s account after a Purchase Date shall be returned to the participant, including as a result of an oversubscription of the Plan as provided in Section 10(d). The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

10. Limitations on Shares to Be Purchased.

(a) No Employee shall be entitled to purchase Shares under the Plan that, when aggregated with his or her rights to purchase Shares of Common Stock under all other employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the Employee participates in the Plan.

(b) Subject to Sections 7(a), 10(a) and 19(a) of the Plan, the maximum number of Shares that a participant may purchase on any single Purchase Date shall not exceed 500 Shares (the “Maximum Share Amount”); provided that the Committee may, in its sole discretion and without shareholder approval, change the Maximum Share Amount with respect to that Offering Period. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the next Purchase Date. Once a Maximum Share Amount is set, it shall continue to apply in respect of all succeeding Offering Periods unless revised by the Committee as set forth above.

(c) If a participant is precluded by the limitations of Sections 10(a) or 10(b) from purchasing additional Shares under the Plan, then his or her payroll deductions shall automatically be discontinued and shall resume at the beginning of the next Offering Period or in which such participant is eligible to participate.

(d) If the number of Shares to be purchased on a Purchase Date by all Employees participating in the Plan exceeds the number of Shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining Shares available for purchase on such Purchase Date in as uniform a manner as shall be practicable and as the Committee shall determine in its sole discretion to be equitable among all participants exercising options to purchase Shares on such Purchase Date, and continue any Offering Period then in effect (subject to any Committee decision to terminate any Offering Period then in effect pursuant to Section 20 below). In such event, the Company shall give written notice of such reduction of the number of Shares to be purchased under a participant’s option to each Employee affected thereby. Any payroll deductions accumulated in such participant’s account that are not used to purchase Shares due to the limitations in this Section 10(d) shall be returned to the participant in accordance with Section 9.

(e) Notwithstanding any provision herein to the contrary, no eligible Employee may participate in the Plan for an Offering Period if, upon the Employee’s purchase of the largest amount of shares available to the Employee for purchase during the Offering Period, the Employee would own Shares, and/or hold outstanding options to purchase Shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Code Section 424(d) shall apply in determining stock ownership for any employee). In addition, the Committee may provide in an offering that Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

11. Delivery. As promptly as practicable after each Purchase Date of each Offering Period, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with the Company’s transfer agent.

12. Voluntary Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all of the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Designated Representative at least three (3) business days prior to the Purchase Date. Upon withdrawal from the Plan, (i) all of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal; (ii) his or her option for the current Offering Period will be automatically terminated and no further Contributions for the purchase of Shares will be made during the Offering Period; and (iii) his or her interest in the Plan shall terminate. In the event an Employee voluntarily withdraws from the Plan, he or she may not resume participation in the Plan during the same Offering Period, but such participant may participate in any Offering Period under the Plan that commences on a date subsequent to such withdrawal by filing a new subscription agreement in the same manner as set forth in Section 6 above for initial participation.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, (i) all of the participant’s Contributions credited to his or her account will be paid to him or her, or in the case of the participant’s death, to the person entitled thereto under Section 15; (ii) his or her option for the current Offering Period will be automatically terminated and no further Contributions for the purchase of Shares will be made during the Offering Period; and (iii) his or her interest in the Plan shall terminate.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan in accordance with Section 12(a) above.

13. Interest. No interest shall accrue on or be paid with respect to the Contributions of any participant in the Plan.

14. Stock.

(a) Subject to adjustment as provided in Section 19(a), the maximum number of Shares that shall be made available for sale under the Plan shall be 150,000 Shares.

(b) The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

15. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such Shares and cash; provided that any such beneficiary designation shall not apply to any Shares held in a participant’s Plan account that were purchased on any Purchase Date preceding the Purchase Date immediately prior to the participant’s death. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant.

(c) The sufficiency or validity of any beneficiary designation made pursuant to this Section 15 is subject to relevant state, local and federal law.

16. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 12(a).

17. Use of Funds. All Contributions received or held by the Company under the Plan are credited to a participant’s account under the Plan and are deposited with the general funds of the Company. All Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions unless required by applicable law.

18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account, or access to electronic statements of account, will be provided to participating Employees by the Company at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustment. Subject to any required action by the shareholders of the Company, the number of Shares covered by each option under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the maximum number of shares of Common Stock that may be purchased by a participant in an Offering Period, the number of shares of Common Stock set forth in Section 14(a) above, and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, subdivision, combination, reclassification of the Common Stock or similar change in the capital structure of the Company without receipt of consideration (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or if there is a change in corporate structure (including without limitation a spin-off) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b) Corporate Transactions.

(i) In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Committee. In such event, the Committee may, in the exercise of its sole discretion, declare that the options under the Plan shall terminate as of a date fixed by the Committee and give each participant the right to exercise his or her option as to all of the optioned Shares.

(ii) In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that (i) all participants will be deemed to have withdrawn from the Offering Period as of a date fixed by the Committee (such date to occur on or before the date of consummation of the Corporate Transaction), upon which date the Offering Period then in progress and the Plan shall terminate, and all Contributions credited to a participant’s account will be paid to him or her promptly following such date, provided that until the date of such termination, the Plan shall operate in accordance with Plan terms; or (ii) the Offering Period then in progress shall be shortened and a new Purchase Date shall be set, which purchase date must be on or before the date of consummation of the Corporate Transaction (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The Committee shall notify each participant in writing at least ten (10) days prior to any early termination date or New Purchase Date, such notice to provide with respect to any New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 12. For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 19); provided however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

(iii) The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, if the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

20. Amendment or Termination.

(a) The Committee may at any time and for any reason terminate or amend the Plan. Any amendment of the Plan shall be subject to approval of the Company’s shareholders in the manner and to the extent required by applicable law. In addition, without limiting the foregoing, the Committee may not amend the Plan without approval of the Company’s shareholders if such amendment would (i) increase the number of Shares that may be issued under the Plan or (ii) expand the designation of Employees (or class of Employees) eligible for participation in the Plan.

(b) Without shareholder consent, the Committee (or its delegate) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed and submitted subscription agreements and/or changes in contribution amounts, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.

(c) For the avoidance of doubt, the authority to take action under this Section 20 may not be delegated to an Officer or other Employee unless such amendment is deemed ministerial or technical in nature by the delegate in its sole discretion.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to approval of counsel to the Company with respect to such compliance. The Company shall have no liability for failure to issue any Shares under the Plan if such issuance cannot be accomplished in compliance with all applicable laws.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Tax Qualification. Although the Company may endeavor to (a) qualify an option for favorable tax treatment under the laws of the United States or (b) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on participants under the Plan.

24. Term of Plan; Effective Date. The Plan shall become effective upon approval by the Company’s shareholders. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 (subject to the ability of shareholders to approve extensions of this term).

25. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any Employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such Employee’s employment.

PEAPACK-GLADSTONE FINANCIAL CORPORATION VOTE 01 - Carmen M. Bowser 04 - Anthony J. Consi, II 07 - Peter D. Horst 02 - Patrick M. Campion 05 - Richard Daingerfield 08 - Steven A. Kass 03 - Susan A. Cole 06 - Edward A. Gramigna, Jr. 09 - Douglas L. Kennedy For Withhold For Withhold For Withhold 1 U P X 10 - F. Duffield Meyercord 11 - Patrick J. Mullen 12 - Philip W. Smith, III 13 - Tony Spinelli 14 - Beth Welsh Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03XSNF + + A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4. 1. Election of Directors: For Against Abstain B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card For Against Abstain 3. To approve the Peapack-Gladstone Financial Corporation 2024 Employee Stock Purchase Plan to replace the expiring Peapack-Gladstone Financial Corporation 2014 Employee Stock Purchase Plan. For Against Abstain 4. To ratify the appointment of Crowe LLP as the Company’s independent accounting firm for the year ending December 31, 2024. 2. To approve on a non-binding basis, the compensation of the Company’s named executive officers. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/PGC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/PGC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/PGC Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — April 30, 2024 Richard Daingerfield, Philip W. Smith III, and Beth Welsh, or any of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation to be held on April 30, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all the nominees listed and FOR items 2, 3, and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Peapack-Gladstone Financial Corporation qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Important notice regarding the Internet availability of proxy materials for the Annual Meeting. The material is available at: www.envisionreports.com/PGC The Peapack-Gladstone Financial Corporation Shareholder Meeting (the “Annual Meeting”) will be conducted solely online via live webcast. You will be able to virtually attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: https://meetnow.global/MWMQYYS on Tuesday, April 30, 2024 at 10:00 am Eastern Time as described in our proxy statement. If you plan to virtually attend and participate in the Annual Meeting, please retain these documents that contain your control number, which will be required for you to access the meeting as a shareholder.

PEAPACK-GLADSTONE FINANCIAL CORPORATION VOTE 01 - Carmen M. Bowser 04 - Anthony J. Consi, II 07 - Peter D. Horst 02 - Patrick M. Campion 05 - Richard Daingerfield 08 - Steven A. Kass 03 - Susan A. Cole 06 - Edward A. Gramigna, Jr. 09 - Douglas L. Kennedy For Withhold For Withhold For Withhold 1 U P X 10 - F. Duffield Meyercord 11 - Patrick J. Mullen 12 - Philip W. Smith, III 13 - Tony Spinelli 14 - Beth Welsh Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03XSOE + + A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4. 1. Election of Directors: For Against Abstain B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting Proxy Card For Against Abstain 3. To approve the Peapack-Gladstone Financial Corporation 2024 Employee Stock Purchase Plan to replace the expiring Peapack-Gladstone Financial Corporation 2014 Employee Stock Purchase Plan. For Against Abstain 4. To ratify the appointment of Crowe LLP as the Company’s independent accounting firm for the year ending December 31, 2024. 2. To approve on a non-binding basis, the compensation of the Company’s named executive officers. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — April 30, 2024 Richard Daingerfield, Philip W. Smith III, and Beth Welsh, or any of them (the “Proxies”), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Peapack-Gladstone Financial Corporation to be held on April 30, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all the nominees listed and FOR items 2, 3, and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Peapack-Gladstone Financial Corporation qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Important notice regarding the Internet availability of proxy materials for the Annual Meeting. The material is available at: www.edocumentview.com/PGC

PEAPACK-GLADSTONE FINANCIAL CORPORATION VOTE 01 - Carmen M. Bowser 04 - Anthony J. Consi, II 07 - Peter D. Horst 02 - Patrick M. Campion 05 - Richard Daingerfield 08 - Steven A. Kass 03 - Susan A. Cole 06 - Edward A. Gramigna, Jr. 09 - Douglas L. Kennedy For Withhold For Withhold For Withhold 1 U P X 10 - F. Duffield Meyercord 11 - Patrick J. Mullen 12 - Philip W. Smith, III 13 - Tony Spinelli 14 - Beth Welsh Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03YVAB + + A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4. 1. Election of Directors: For Against Abstain Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. B Authorized Signature — This section must be completed for your vote to be counted. — Date and Sign Below qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Annual Meeting - 401(k) Vote Authorization Card For Against Abstain 3. To approve the Peapack-Gladstone Financial Corporation 2024 Employee Stock Purchase Plan to replace the expiring Peapack-Gladstone Financial Corporation 2014 Employee Stock Purchase Plan. For Against Abstain 4. To ratify the appointment of Crowe LLP as the Company’s independent accounting firm for the year ending December 31, 2024. 2. To approve on a non-binding basis, the compensation of the Company’s named executive officers. You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/PGC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/PGC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote! Votes submitted electronically must be received by 4:00 pm on April 24, 2024. This 401(k) Vote Authorization Form must be completed and returned no later than April 24, 2024.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/PGC Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by the 401(k) Plan Trustee The undersigned hereby directs the trustee (the “Trustee”) of the Peapack-Gladstone Bank Employees Savings and Investment Plan (the “401(k) Plan”) to vote all the shares of common stock of Peapack-Gladstone Financial Corporation (the “Company”) allocated to the account of the undersigned in the 401(k) Plan at the 2024 Annual Meeting of Shareholders of the Company to be held on April 30, 2024 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof. This 401(k) Plan Vote Authorization Form, when properly executed, will be voted by the Trustee in the manner directed, subject to the Trustee’s obligations under ERISA. If your directions are not received by April 24, 2024, the shares allocated to your account will not be voted. The Trustee, in its discretion, is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, subject to its obligations under ERISA. (Items to be voted appear on reverse side) Peapack-Gladstone Financial Corporation qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting. The material is available at: www.envisionreports.com/PGC

PEAPACK-GLADSTONE FINANCIAL CORPORATION Step 1: Go to www.envisionreports.com/PGC. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. www.envisionreports.com/PGC Online Go to www.envisionreports.com/PGC or scan the QR code — login details are located in the shaded bar below. The Sample Company Shareholder Meeting Notice 03XSPE + + Important Notice Regarding the Availability of Proxy Materials for the Peapack-Gladstone Financial Corporation Shareholder Meeting to be Held on Tuesday, April 30, 2024. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2024 proxy materials are available at: Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 16, 2024 to facilitate timely delivery. 2 N O T Easy Online Access — View your proxy materials and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares.

Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — Internet – Go to www.envisionreports.com/PGC. Click Cast Your Vote or Request Materials. — Phone – Call us free of charge at 1-866-641-4276. — Email – Send an email to investorvote@computershare.com with “Peapack-Gladstone Financial Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 16, 2024. The Peapack-Gladstone Financial Corporation Shareholder Meeting will be conducted solely online via live webcast. You will be able to virtually attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: https://meetnow.global/MWMQYYS on Tuesday, April 30, 2024, at 10:00 am Eastern Time as described in our proxy statement. If you plan to virtually attend and participate in the PGFC Annual Meeting, please retain these documents that contain your control number, which will be required for you to access the meeting as a shareholder. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Peapack Gladstone Financial Corporation (the “Company”) Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4: 1. Election of Directors: 01 - Carmen M. Bowser 02 – Patrick M. Campion 03 - Susan A. Cole 04 - Anthony J. Consi, II 05 - Richard Daingerfield 06 - Edward A. Gramigna, Jr. 07 - Peter D. Horst 08 - Steven A. Kass 09 - Douglas L. Kennedy 10 - F. Duffield Meyercord 11 - Patrick J. Mullen 12 - Philip W. Smith, III 13 - Tony Spinelli 14 - Beth Welsh 2. To approve on a non-binding basis, the compensation of the Company’s named executive officers. 3. To approve the Peapack-Gladstone Financial Corporation 2024 Employee Stock Purchase Plan to replace the expiring Peapack-Gladstone Financial Corporation 2014 Employee Stock Purchase Plan. 4. To ratify the appointment of Crowe LLP as the Company’s independent accounting firm for the year ending December 31, 2024. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Shareholder Meeting Notice